                                                                    EXHIBIT 4.26

                   FORESTRY CORPORATION OF NEW ZEALAND LIMITED
                         (IN RECEIVERSHIP) AND CITIC NEW
                     ZEALAND LIMITED (BVI) (IN RECEIVERSHIP)
                    BEING THE PARTNERS OF THE CENTRAL NORTH
                            ISLAND FOREST PARTNERSHIP

                         RED STAG WOOD PRODUCTS LIMITED
                               (IN RECEIVERSHIP)

                  RED STAG MOULDINGS LIMITED (IN RECEIVERSHIP)

                     MICHAEL PETER STIASSNY AND GRANT ROBERT
                                     GRAHAM

                      FLETCHER CHALLENGE FORESTS INDUSTRIES
                                    LIMITED

                FLETCHER CHALLENGE FORESTS MANUFACTURING LIMITED

                   FLETCHER CHALLENGE FORESTS FINANCE LIMITED

                       FLETCHER CHALLENGE FORESTS LIMITED

                        TIMBER MANAGEMENT COMPANY LIMITED

                    ---------------------------------------

                                 TRANSITION DEED

                    ---------------------------------------

[MINTERELLISONRUDDWATTS LAWYERS LOGO]

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                                    CONTENTS

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1.   INTERPRETATION......................................................................................         1

2.   ROADING INFRASTRUCTURE..............................................................................         8

3.   RADIO COMMUNICATIONS................................................................................        12

4.   FIRE PROTECTION.....................................................................................        14

5.   WAIOTAPU PREMISES...................................................................................        16

6.   VEHICLE LEASES......................................................................................        17

7.   BUSINESS AND OTHER ASSETS...........................................................................        17

8.   CNIFP PLANTS........................................................................................        18

9.   OTHER SURPLUS ASSETS................................................................................        22

10.  TE NGAE NURSERY.....................................................................................        22

11.  MURUPARA RAILHEAD ISSUES............................................................................        22

12.  EXPORT RELATED ISSUES...............................................................................        23

13.  CNIFP INFORMATION, IT AND DATA......................................................................        23

14.  RETURN OF CNIFP WORKING CAPITAL.....................................................................        25

15.  INFORMATION CENTRE..................................................................................        27

16.  OTHER TRANSITIONAL MATTERS..........................................................................        27

17.  COMPLIANCE WITH STATUTES AND OTHER REQUIREMENTS.....................................................        31

18.  RIGHT TO ASSIGN AND BENEFIT TO RUN WITH THE LAND....................................................        32

19.  ACKNOWLEDGMENT......................................................................................        32

20.  CONFIDENTIALITY.....................................................................................        33

21.  DISPUTE RESOLUTION..................................................................................        34

22.  NOTICES.............................................................................................        35

23.  NO WAIVERS..........................................................................................        36

24.  ENTIRE AGREEMENT....................................................................................        36

25.  WRITTEN VARIATIONS..................................................................................        36

26.  SEVERABILITY........................................................................................        36

27.  FURTHER ASSURANCES..................................................................................        36
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                                Transition Deed                                i
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28.  COUNTERPARTS........................................................................................        36

29.  OWN COSTS...........................................................................................        36

30.  GOVERNING LAW AND JURISDICTION......................................................................        37

31.  MANAGEMENT AGREEMENT................................................................................        37

32.  LIMITATION OF LIABILITY OF RECEIVERS................................................................        37

33.  FCF LIABILITY.......................................................................................        38

SCHEDULE 1...............................................................................................        44

SCHEDULE 2...............................................................................................        45

SCHEDULE 3...............................................................................................        46

SCHEDULE 4...............................................................................................        47

SCHEDULE 5...............................................................................................        48

SCHEDULE 6...............................................................................................        50

SCHEDULE 7...............................................................................................        55

SCHEDULE 8...............................................................................................        59
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                                Transition Deed                               ii

DEED dated                                                                  2003

PARTIES

         FORESTRY CORPORATION OF NEW ZEALAND LIMITED (IN RECEIVERSHIP) ("FCNZ") AND CITIC NEW ZEALAND LIMITED (BVI) (IN RECEIVERSHIP) ("CITIC") BEING THE PARTNERS OF THE CENTRAL NORTH ISLAND FOREST PARTNERSHIP ("CNIFP")

         RED STAG WOOD PRODUCTS LIMITED (IN RECEIVERSHIP) ("RSW")

         RED STAG MOULDINGS LIMITED (IN RECEIVERSHIP) ("RSM")

         MICHAEL PETER STIASSNY AND GRANT ROBERT GRAHAM AS JOINT RECEIVERS OF CNIFP (EACH A "RECEIVER" AND TOGETHER THE "RECEIVERS")

         FLETCHER CHALLENGE FORESTS INDUSTRIES LIMITED (FORMERLY FLETCHER CHALLENGE FORESTS LIMITED) ("FCF")

         FLETCHER CHALLENGE FORESTS MANUFACTURING LIMITED ("FCM")

         FLETCHER CHALLENGE FORESTS FINANCE LIMITED ("FCFL")

         FLETCHER CHALLENGE FORESTS LIMITED ("FCL")

         TIMBER MANAGEMENT COMPANY LIMITED ("TMC")

BACKGROUND

A. All of the parties to this deed other than TMC, RSW and RSM are parties together with Kaingaroa Holdings Limited, Bank of New Zealand and CNI Forest Nominees Limited to the Settlement Agreement. The Settlement Agreement provides, inter alia, for termination of the Management Agreement.

B. This deed records the agreement and understanding of the parties in relation to certain transitional and longer term arrangements in relation to or arising from the termination of the Management Agreement.

COVENANTS

1.       INTERPRETATION

1.1      DEFINITIONS: In this deed, unless the context otherwise requires:

         "AFFILIATE" means any person that, directly or indirectly through one or more intermediaries, is controlled by, is under common control with, or is in control of, a party to this deed. A person will be deemed to control another person for the purposes of this definition if the first such person possesses, directly or indirectly, the power to appoint a majority of the directors of the second person, or to otherwise direct or cause the direction of the management or policies of the second person, whether through the ownership of voting securities, by contract or otherwise, provided

                                Transition Deed                                1
         however that, for the purposes of this definition, FCNZ is deemed not to be an Affiliate of any member of the FCF Group or any Affiliate of any member of the FCF Group;

         "ANNIVERSARY DATE" means the date which is 12 months after the Operational Date;

         "BUSINESS" means the forestry and processing operations and activities (including growing and harvesting forests, selling wood in New Zealand and overseas, and processing of wood at the CNIFP Plants) carried on by FCNZ and CITIC as the partners of CNIFP;

         "BUSINESS DAY" means any day (other than a Saturday or a Sunday) on which registered banks are open for business in Auckland;

         "CHARGED ASSETS" means all those assets of FCNZ and CITIC at the relevant time charged pursuant to a first charge debenture dated 27 September 1996 (as amended on 16 December 1996) executed by each of FCNZ and CITIC (among others) in favour of the Bank of New Zealand as security trustee;

         "CNIFP INFORMATION" means:

         (a) all information held by, or under the control of, FCF for the collection of CNIFP debtors, both domestic and export;

         (b) the forest stand record database, inventory data, yield tables and spatial (GIS) data, and production, maintenance and financial data, records, and database and spreadsheet printouts held by, or under the control of, FCF for the Business;

         (c) harvest plans (including historic, current and harvest ready plans), including those relating to clearfell and production thinning, held by, or under the control of, FCF for the Business;

         (d) forest tending plans, including those relating to thinning, pruning and spraying held by, or under the control of, FCF for the Business;

         (e) copies of all books and records of account maintained by FCF for the Business;

         (f) all data, information, records, reports and/or statements (including environmental records and data) in relation to the CNIFP forest estate for the purpose of obtaining and/or maintaining FSC accreditation held by, or under the control of, FCF;

         (g) Intellectual Property that is site specific and used specifically for the management or operations of the CNIFP Plants (but not including the SAP, JMC, SIRS, SRMFS, Smartstream and OEE systems and interfaces used at or in relation to such CNIFP Plants and the Numetrix models);

         (h)      Data held by, or under the control of, FCF; and

         (i) without limiting the generality of sub-clauses (a) to (h) (inclusive) above, the data and information listed in schedule 7 to the extent held by, or under the control of, FCF;

         "CNIFP IT" means all IT that is site specific and used specifically for supporting the management or operations at any of the CNIFP Plants, but does not include:

                                Transition Deed                                2

         (a) SAP, JMC, SIRS, SRMFS, Smartstream and OEE systems and interfaces used at or in relation to such CNIFP Plants or the Numetrix models;

         (b)      any CNIFP Information or Data;

         (c)      the items of computer and telephone equipment listed in
                  schedule 8; and

         (d) the assets and equipment of FCF's IT applications group, located at the CNIFP Plant at Waipa;

         "CNIFP MONEYS" means all moneys (whether in NZ$ or otherwise) held or received by FCF on account or in respect of the Business;

         "CNIFP PLANTS" means each of KPP and the Relevant Processing Plants;

         "CNIFP WORKING CAPITAL" means:

         (a) all bush log stocks, log and chip stocks at Murupara, KPP and the Relevant Processing Plants, and other log and chip stocks (including any log and chip stocks at any port facility, marshalling yard or storage facility) sourced from the CNIFP forest estate that are in the possession or under the control of FCF;

         (b) all processed forest products (whether finished or unfinished), together with all stock and other materials comprising work in progress, at the Relevant Processing Plants; and

         (c) all stocks of consumable goods and products owned by CNIFP that are located within the CNIFP forest estate, Murupara, KPP and the Relevant Processing Plants or otherwise in the possession or under the control of FCF;

         "CONFIDENTIAL INFORMATION" means this deed and all information acquired or received by a party ("Recipient") from another party ("Discloser") under or in connection with this deed and includes without limitation:

         (a) all know-how, technical information and data, including formulations, specifications and applications;

         (b) details of methodologies, manufacturing techniques or manufacturing processes;

         (c) all written or computerised data, designs, sketches, photographs, plans, drawings, samples, articles, prototypes, costings, studies, findings, inventions, developments and forecasts;

         (d) information in any form concerning the business and operations of the Discloser;

         (e)      the financial position and state of affairs of the Discloser;

         (f) all technical and market initiatives undertaken or to be undertaken by the Discloser; and

         (g)      any information designated confidential by the Discloser,

         but does not include information which:

                                Transition Deed                                3

         (h) the Recipient had knowledge of prior to the date of receipt of such information (other than by reason of it having been acquired directly or indirectly from a third party under an obligation of confidence to that third party); or

         (i) is or becomes general public knowledge through no fault of the Recipient; or

         (j) the parties agree in writing that such information is not or will be deemed not to be confidential information;

         "CROWN FORESTRY LICENCES" means the crown forestry licences specified in schedule 6 hereto;

         "DATA" means all existing data and other information (whether Confidential Information or otherwise) relating to the Business, howsoever generated, collected, derived and/or otherwise arising, and whether by, for or through FCF, CNIFP, TMC or any other person but does not include Intellectual Property of the FCF Group, or data or information held by the FCF Group in its capacity as lender to, or shareholder of, the partners of CNIFP or FCNZ;

         "EXTENSION PERIOD" has the meaning given to that term in clause 8.2;

         "FCF GROUP" means FCF, FCM, FCFL and FCL and their Affiliates;

         "GANTRIES" means the gantries owned by any of the parties as described in schedule 1;

         "GST" means goods and services tax levied under the Goods and Services Tax Act 1985;

         "INFRASTRUCTURE" means the Roading Infrastructure, Radio Communications Infrastructure and the parties' respective lookout towers referred to in clause 4.4;

         "INTELLECTUAL PROPERTY" means all statutory and other proprietary rights in respect of know-how, layout designs, copyright works, designs, inventions, plant varieties, trade marks and all other rights as defined by Article 2 of the Convention of July 1967 establishing the World Intellectual Property Organisation (including applications for such rights) as may exist anywhere in the world;

         "IT" means all computer and database systems, hardware, software, programs, and other information technology (including all related user documentation and support material);

         "KPP" means the Kaingaroa Processing Plant;

         "MANAGEMENT AGREEMENT" means the agreement dated 27 September 1996 between Fletcher Challenge Forests Limited (now FCF) as manager and the partners of CNIFP and the memorandum of agreement dated 12 February 1999 between CITIC, Fletcher Challenge Limited (now FCL) and FCF, as amended and varied from time to time;

         "NZ$" means the lawful currency of New Zealand;

         "OPERATING COSTS" has the same meaning given to that term in the Management Agreement with the reference in that definition to the then applicable management plan being, for the purposes of this deed, the draft management plan as prepared by

                                Transition Deed                                4

         FCF and presented to CNIFP on 28 May 2002 ("Management Plan"), but for the avoidance of doubt:

         (a) except to the extent that any amount constitutes "SG&A" contemplated in subclause (b) below, does not include any amounts payable in respect of or in connection with the termination of the Management Agreement; and

         (b) includes costs currently classified as "Sales, General and Administration" ("SG&A") and as determined by reference to the SG&A calculation and allocation methodology, as set out in or contemplated by the Management Plan, regardless of whether the services by the relevant FCF employees, personnel or contractors (for which SG&A is charged) are provided under the Management Agreement or this deed;

         "OPERATIONAL DATE" means 4.00 pm on 30 June 2003;

         "OWNER PARTY" means, in relation to any item of Infrastructure, any party to this deed which owns, or has exclusive rights to use, or is entitled to permit a User Party to use, such item of Infrastructure;

         "RADIO COMMUNICATIONS INFRASTRUCTURE" means the radio communications system, together with related infrastructure, owned by any of the FCF Group and used in the management of the Business as at the Transitional Date;

         "RELEVANT PROCESSING PLANTS" means:

         (a) the sawmill and remanufacturing plant known as "Waipa Sawmill and Remanufacturing Plant"; and

         (b) the remanufacturing plant and storage facilities known as "Mt Maunganui Remanufacturing Plant";

         "ROADING INFRASTRUCTURE" means the Roads, Weighbridges and Gantries;

         "ROADS" means arterial roads described in, and marked or highlighted on the roading plans attached to, schedule 1;

         "RPP HANDOVER DATE" has the meaning given to that term in clause 8.2;

         "SETTLEMENT AGREEMENT" means the settlement agreement entered or to be entered into contemporaneously with this deed by the parties to this deed (other than TMC, RSW and RSM) together with Kaingaroa Holdings Limited, Bank of New Zealand and CNI Forest Nominees Limited;

         "TASMAN CONTRACTS" has the meaning given to that term in the Management Agreement;

         "TRANSITIONAL DATE" means the date of execution of this deed;

         "TRANSITIONAL PERIOD" means the period commencing on the Transitional Date and ending on the Operational Date;

         "US$" means the lawful currency of the United States of America;

         "USER PARTY" means, in relation to any item of Infrastructure, any party to this deed which does not own or have a right to use such item of Infrastructure but is granted rights to use such item of Infrastructure by an Owner Party in accordance with this

                                Transition Deed                                5
         deed, including, where such User Party is CNIFP, any person authorised by CNIFP to use such Infrastructure in connection with the management of the Business and where such party is a member of the FCF Group, any person authorised by FCF to use such Infrastructure in connection with the management of the FCF Group's own forest estate; and

         "WEIGHBRIDGES" means the weighbridges and associated buildings owned by any of the parties, as described in schedule 1.

1.2      In this deed, unless the context otherwise requires:

         (a) words denoting the singular shall include the plural and vice versa;

         (b)      one gender shall include the other genders;

         (c) words denoting persons shall include any individual, principal, corporation, partnership, joint venture, association, organisation, trust, state, agency of a state, municipal authority, government or any statutory body in each case whether or not having separate legal identity;

         (d) any covenant or agreement on the part of two or more persons shall bind those persons jointly and severally;

         (e) reference to anything of a particular nature following upon a general statement shall not in any way derogate from or limit the application of the general statement unless the particular context requires such derogation or limitation;

         (f) any reference to "month" or "monthly" shall mean respectively calendar month or calendar monthly;

         (g) references to sections, clauses and schedules are references to sections, clauses and schedules in this deed;

         (h) the section headings and clause headings have been inserted for convenience and are a guide to the provisions of this deed and shall not form part of this deed or affect its interpretation in any way;

         (i) references to this deed or any document or statement (however described) shall include references to that document as modified, novated, supplemented, varied or replaced from time to time;

         (j) reference to any statute, regulation, ordinance or bylaw shall be deemed to extend to all statutes, regulations, ordinances or bylaws amending, consolidating or replacing the same;

         (k) where any consent or approval is required pursuant to any provision of this deed such consent or approval shall be required for each separate occasion notwithstanding any prior consent or approval obtained for the like purpose on any prior occasion; and

         (l) "dollars" or "$" means (unless otherwise stated) the lawful currency of New Zealand.

1.3      The parties acknowledge and agree that:

         (a) the process, timetable and associated plans for the transition of the management of the Business to the CNIFP and/or TMC ("Transition Process") has been established by the CNIFP including the setting of the Operational

                                Transition Deed                                6

                  Date, the setting of the RPP Handover Date, the length of the Transitional Period, and the length of the Extension Period and the nature and scope of the activities to be undertaken by the FCF Group under this deed as part of the Transition Process. FCF was, at a time prior to this deed, aware of the intention to change the manager of the Business but it was, and remains, unaware of the full details of the Transition Process other than any part thereof which is set out in this deed or otherwise disclosed by CNIFP, TMC or any of its Affiliates to any member of the FCF Group as part of the performance by the parties of their obligations under this deed;

         (b) CNIFP, the Receivers, RSW, RSM and TMC accept that they have not sought any advice from any member of the FCF Group on the creation of the Transition Process. Correspondingly, the FCF Group has no responsibility or liability for the creation of the Transition Process or its implementation, except to the extent that the implementation of any part thereof constitutes an obligation of any member of the FCF Group under this deed and the FCF Group gives no assurance, representation or warranty that the Transition Process will be able to completed by the Operational Date or, in relation to the transfer of the management of the Relevant Processing Plants, the RPP Handover Date or that it will result in the effective transfer of the management of the Business from FCF to CNIFP or TMC by the Operational Date or, in relation to the transfer of the management of the Relevant Processing Plants, the RPP Handover Date; and

         (c) in anticipation of the termination of the Management Agreement, FCF will commence winding down its forest and processing plant management capability effective the Operational Date (or the RPP Handover Date in relation to management of the Relevant Processing Plants) and, partly as a result of this position, except to the extent specifically set out in this deed or as the parties may separately agree in writing, the FCF Group will not be required to provide management services or transitional services in respect of the Business following the Operational Date or, in respect of the management of the Relevant Processing Plants, following the RPP Handover Date.

1.4      FCF and CNIFP acknowledge and agree that:

         (a) FCF shall, during the Transitional Period, use all reasonable endeavours to fully perform all its obligations under the Management Agreement to the same standard and level of service required of FCF under the Management Agreement;

         (b) to the extent that, after using all reasonable endeavours, FCF is unable to fully perform any of its obligations under the Management Agreement to the same standard or level of service required of FCF under the Management Agreement (whether arising as a result of FCF employees previously employed in providing services associated with the management of the Business having terminated their employment with FCF and accepted offers of employment with TMC and/or CNIFP (where such termination of employment with FCF has had a direct material adverse effect on FCF's ability to fully perform such obligation to such standard or level of service), or otherwise):

                  (i) FCF shall in full consultation with CNIFP provide reasonable cooperation to minimise any adverse effect such non performance or reduced standard or level of service may have on the Business; and

                  (ii) provided that FCF has complied with subclause (i) above, FCF shall not be liable for any failure to fully perform any of its obligations under the

                                Transition Deed                                7

                           Management Agreement to the same standard and level of service required of FCF under the Management Agreement.

1.5 The parties acknowledge and agree that, where a member of the FCF Group is required to use its "reasonable endeavours" to meet an obligation under this deed or to comply with a reasonable request of CNIFP made under this deed or to reasonably co-operate under this deed, in determining what is reasonable the following factors are to be taken into account:

         (a) that the member of the FCF Group is not required to hire additional staff or third party contractors in order to meet that obligation or to purchase additional assets (other than of a minimal nature) in order to meet that obligation;

         (b) that the FCF Group's ability to meet that obligation may be adversely affected as a result of FCF employees previously employed in providing services associated with the management of the Business or in the provision of services under this deed having terminated their employment with FCF and accepted offers of employment with TMC and/or CNIFP and the FCF Group shall be under no obligation to replace such staff in order to meet that obligation;

         (c) that, effective no earlier than the Operational Date (or the RPP Handover Date in relation to staff involved in the management of the Relevant Processing Plants), FCF is proposing to downsize its forest and processing plant management capability including making redundant staff previously involved in the management of the Business or the provision of services under this deed that are to be performed in the period up to the Operational Date or the RPP Handover Date in relation to the Relevant Processing Plants; and

         (d) that the availability of any employee of the relevant member of the FCF Group to meet such obligation, comply with such request or provide such co-operation is subject to that employee performing, as a priority, that employee's tasks and functions in respect of the day to day operation and management of the Business and the FCF Group's forestry business provided that such priority may be altered where FCF and CNIFP have agreed, acting reasonably, on such alteration of priority), and to the extent that, after using all reasonable endeavours, such party is not, or will not be, able to fully perform any of such obligations, such party shall as soon as it becomes aware of the same notify CNIFP accordingly and in full consultation with CNIFP provide reasonable cooperation to minimise any adverse effect such inability to fully perform such obligation may have on the Business or the Transition Process (as that term is defined in clause 1.3(a) above), such reasonable co-operation to include such party providing CNIFP, its agents and/or subcontractors with reasonable access to the business premises of such party, all relevant records and information of such party (to the extent it is required to do so under this deed), and to use all reasonable endeavours to make available all things (to the extent it is required to do so under this deed) in each case as reasonably requested by CNIFP, its agents and/or subcontractors for the purpose of minimising any adverse effects such inability to perform such obligation may have on the Business or the Transition Process (as that term is defined in clause 1.3(a) above), and provided that such party has complied with this clause 1.5, such party shall not be liable for any failure to fully perform such obligation in the manner required under this deed.

2.       ROADING INFRASTRUCTURE

2.1 During the period from the Operational Date until the earlier of the date that the Infrastructure Sharing Deed (as defined in clause 2.4) is executed by all parties to that deed and becomes operational and the expiry of a notice period relating to any

                                Transition Deed                                8
         relevant termination notice given by an Owner Party under clause 2.5 or subclause (a)(iii) below:

         (a) to the extent they are lawfully able to do so, all Owner Parties shall grant each User Party rights of access to Roads passing through their respective forests on the basis that:

                  (i) the User Party shall be entitled to use the Roads of the Owner Party for the purpose of managing and safeguarding the User Party's forest business and forest assets and for the carriage of that User Party's goods, including wood, chips and lumber;

                  (ii)     there will be no charge for such use; and

                  (iii) any Owner Party may, following the Anniversary Date, terminate all rights of access to all its Roads under this clause 2.1 by giving not less than six months' written notice of termination to each relevant User Party affected by such termination in which case clause 2.6 shall apply;

         (b) the Owner Party shall be entitled to on charge to the User Party on a cost recovery basis by reference to actual Road usage, such tolls, levies, fees, charges or calls payable by the Owner Party to third parties in respect of the relevant Roads, whether under any Crown Forestry Licence, underlying land ownership right, or otherwise, reasonably incurred by the Owner Party in respect of the continued use of the Roads, based on the extent of actual Road usage by the User Party as a proportion of the actual Road usage by all users of the Roads (including the Owner Party);

         (c) each Owner Party shall be liable for the maintenance of all its Roads to a reasonable standard and condition except where damage (other than fair wear and tear) shall have been caused to any Road of an Owner Party by a User Party in which case the User Party alone shall be responsible for the repair and reinstatement of such Road to the same standard and condition that such Road was in at the time immediately prior to such damage and all costs incidental thereto to the reasonable satisfaction of the Owner Party, including as to timing. If the User Party fails to repair the damaged Road within a reasonable time, the Owner Party may itself repair that damage and the User Party will indemnify the Owner Party against all reasonable costs, expenses, charges and losses incurred in relation to such repair (to the extent of repairing such damaged Road to the same standard and condition required of the User Party under this clause);

         (d) each Owner Party acknowledges and agrees that, other than as referred to in (c) above, they will be responsible for any cost of a capital expenditure nature, whether in relation to the reconstruction or replacement of any part or all of the Roads or any major refurbishment or upgrading of any part or all of the Roads and no contribution shall be required from any User Party;

         (e) the User Party acknowledges and agrees that, subject to clause 19, it has no entitlement to, and shall not, grant to any third party (not including any agent or subcontractor) any right or entitlement to use the Roads of the Owner Party which is derivative of that User Party's right and entitlement to use such Roads under this deed or the Infrastructure Sharing Deed (as defined in clause 2.4) (as the case may be). The Owner Parties acknowledge and agree to cooperate and work together in good faith with a view to agreeing the reasonable usage of their respective Roads by third parties;

                                Transition Deed                                9

         (f) each Owner Party shall make available to the User Party without charge such bypass access over its other roads and access ways as is necessary from time to time to enable the User Party to retain the benefit of the use of the Roads in the event that access over or the use of any part or all of such Roads is impeded or restricted for any reason whatsoever;

         (g) each User Party shall when using the Roads comply with the Owner Party's reasonable road user rules including all reasonable health and safety directions and restrictions, and will procure all its agents and subcontractors do the same.

2.2 During the period from the Operational Date until the earlier of the date that the Infrastructure Sharing Deed (as defined in clause 2.4) is executed by all parties to that deed and becomes operational and the expiry of the notice period relating to any relevant termination notice given by an Owner Party under clause 2.5:

         (a) to the extent they are lawfully able to do so, all Owner Parties shall grant each User Party rights to use Weighbridges provided that:

                  (i) the Owner Party of a Weighbridge shall provide weighing services on such Weighbridge, ensure such Weighbridge is accessible for weighing services to User Parties during the usual hours of operation for that Weighbridge (being the same hours as that Weighbridge was operating during the three month period immediately preceding the Transition Date) and shall maintain such Weighbridge to a reasonable standard including undertaking regular assizing of such Weighbridge;

                  (ii) the Owner Party of a Weighbridge shall, after consultation with the User Party of any such Weighbridge and after obtaining such User Party's consent, (such consent not to be unreasonably withheld), have the right to relocate or close any such Weighbridge; and

                  (iii) the Owner Party of a Weighbridge shall use its reasonable endeavours to ensure that the results of weigh-ins are in an industry standard format so that all User Parties are reasonably able to electronically download such results of weigh-ins of that Weighbridge;

         (b) the User Party of a Weighbridge shall pay a reasonable fee to the Owner Party for the use of such Weighbridge, such fee to be reasonably assessed on a cost recovery basis and calculated by reference to the actual wood volume transported by the User Party over the relevant Weighbridge. The Owner Party shall use its reasonable endeavours to keep all costs associated with such Weighbridge as low as possible;

         (c) each Owner Party shall be liable for the maintenance and operation of all its Weighbridges, except where damage (other than fair wear and tear) shall have been caused to any Weighbridge of an Owner Party by a User Party, in which case the User Party alone shall be responsible for the repair of such Weighbridge and all costs incidental thereto to the reasonable satisfaction of the Owner Party including as to timing. If the User Party fails to repair the damaged Weighbridge within a reasonable time, the Owner Party may itself repair that damage and the User Party will indemnify the Owner Party against all reasonable costs, expenses, charges and losses incurred in relation to such repair.

2.3 During the period from the Operational Date until the earlier of the date that the Infrastructure Sharing Deed (as defined in clause 2.4) is executed by all parties to that

                                Transition Deed                               10
         deed and becomes operational and the expiry of the notice period relating to any relevant termination notice given by an Owner party under clause 2.5:

         (a) to the extent they are lawfully able to do so, all Owner Parties shall grant each User Party rights to use Gantries provided that:

                  (i) the Owner Party of a Gantry shall provide services on such Gantry, ensure such Gantry is accessible to User Parties 24 hours a day, seven days a week and shall maintain such Gantry to a reasonable standard; and

                  (ii) the Owner Party of a Gantry shall, after consultation with the User Party of any such Gantry and after obtaining such User Party's consent, (such consent not to be unreasonably withheld), have the right to relocate or close any such Gantry;

         (b) the User Party of a Gantry shall pay a reasonable fee to the Owner Party for the use of such Gantry, such fee to be reasonably assessed on a cost recovery basis and calculated by reference to the usage by the User Party of the relevant Gantry. The Owner Party shall use its reasonable endeavours to keep all costs associated with such Gantry as low as possible. The Owner Party and User Party agree to offset fees payable to each other in respect of the use of Gantries and Weighbridges such that a net payment only is required to be made;

         (c) each Owner Party shall be liable for the maintenance and operation of all its Gantries, except where damage (other than fair wear and tear) shall have been caused to any Gantry of an Owner Party by a User Party, in which case the User Party alone shall be responsible for the repair of such Gantry and all costs incidental thereto to the reasonable satisfaction of the Owner Party including as to timing. If the User Party fails to repair the damaged Gantry within a reasonable time, the Owner Party may itself repair that damage and the User Party will indemnify the Owner Party against all reasonable costs, expenses, charges and losses incurred in relation to such repair; and

         (d) the parties acknowledge that, as at the Operational Date, the Gantries will be operated and maintained under contract by Forest Distribution Limited for the Owner Parties.

2.4 The parties acknowledge and agree that, as soon as practicable and in any event by no later than the Anniversary Date, the relevant members of the FCF Group and CNIFP shall negotiate in good faith with a view to entering into a roading, weighbridge and gantries infrastructure usage sharing deed ("INFRASTRUCTURE SHARING DEED") to provide for the ongoing sharing of usage of Roading Infrastructure as between the parties including the parties' access to each other's lookout towers as contemplated in clause 4.4 and FCF's access through CNIFP's Murupara log yard as contemplated in clause 11.1. On execution of the Infrastructure Sharing Deed, the provisions of the Infrastructure Sharing Deed shall supersede and replace clauses 2.1, 2.2, 2.3, 4.4 and/or 11.1 and all other parts of this deed which relate to Roading Infrastructure.

2.5 Notwithstanding the good faith efforts of the parties under clause 2.4 if the relevant members of the FCF Group and CNIFP have not entered into the Infrastructure Sharing Deed (as defined in clause 2.4) prior to or on the Anniversary Date, each Owner Party under clauses 2.1, 2.2, 2.3, 4.4 and/or 11.1 shall be entitled to terminate the arrangements set out in clauses 2.1, 2.2, 2.3, 4.4 and/or 11.1 which relate to the Infrastructure by giving not less than six months' written notice of termination to each relevant User Party affected by such termination in which case clause 2.6 will apply.

                                Transition Deed                               11

2.6 The parties acknowledge and agree that for so long as clauses 2.1, 2.2 and 2.3 and all other parts of this deed which relate to Roading Infrastructure are in effect the arrangements affecting roading, weighbridges, gantries or similar infrastructure which are set out in the Tasman Contracts shall be suspended and shall not bind the parties to the Tasman Contracts whilst so suspended.

3.       RADIO COMMUNICATIONS

3.1 From the Transitional Date, FCF will license or otherwise make available to CNIFP the following radio frequencies:

         (a)      Pukehina Lookout: E149 (Ch27)
                  Rainbow Mt: E141 (Ch31)
                  Taupiri Lookout: E161 (Ch32)
                  Moerangi: E163 (Ch33)
                  Galatea Lookout: E165 (Ch34)
                  Wairango: E145 (Ch37)

                  (identified by E number identifiers assigned by the Ministry of Economic Development in use at such site);

         (b) such shared frequencies and simplex channels where access is reasonably required for accident, emergency, transport co-ordination and dispatch purposes (and in the case of simplex channels where access is also reasonably required for the management and operations of the Business),

         (the "FREQUENCIES") and the use of FCF's radio communication network (which shall for the purposes of this clause 3 but subject to clause 3.3, include the underlying Radio Communications Infrastructure) in the Central North Island for use solely in the management or operations of CNIFP's forest estate. The parties agree that the dedicated frequencies comprising the Frequencies (as contemplated in subclause (a) above) are licensed to CNIFP on an exclusive basis and shall not be used by FCF and/or authorised by FCF for use by any other person during the term of this licence.

3.2 FCF and CNIFP will enter into a licence and service level agreement in respect of the use of the Frequencies and FCF's radio communication network in the Central North Island by CNIFP ("LICENCE AGREEMENT"), the Licence Agreement to be on the following terms:

         (a) to be for a perpetual term terminable by either party on 12 months' notice given at any time after the Anniversary Date;

         (b) to provide for an annual licence fee based on appropriate market rates in respect of comparable licence arrangements, the licence fee for the first 3 month period to be $150,000 plus GST and $10,000 per month plus GST for each month thereafter. The licence fee shall be renegotiated at each anniversary of the execution of the Licence Agreement for the following 12 month period. If no agreement is reached on the new licence fee to apply to any 12 month period, then the fee shall be determined by a person mutually agreed by CNIFP and FCF or, failing agreement, nominated by the chairperson at the relevant time of the Auckland District Law Society, such person to act as an expert, and not an arbitrator, and whose decision shall be final and binding on the parties. The costs of such expert determination shall be shared and paid equally by FCF and CNIFP;

         (c) the licence fee is to be payable quarterly in advance with the first payment of $150,000 plus GST being due on the Operational Date;

                                Transition Deed                               12

         (d) the Frequencies and FCF's radio communication network in the Central North Island are to be used only by the CNIFP (and its agents and/or contractors) for management of the CNIFP forest estate;

         (e) the dedicated frequencies comprising the Frequencies (as contemplated by clause 3.1(a)) are licensed to CNIFP on an exclusive basis and shall not be used by FCF and/or authorised by FCF for use by any other person during the term of the Licence Agreement;

         (f) FCF shall not be liable to CNIFP for any loss of profits, indirect, special or consequential losses, damages, liabilities, costs and/or expenses sustained, suffered and/or incurred by CNIFP as a result of any breach by FCF of the Licence Agreement;

         (g) CNIFP shall be entitled to assign, novate or otherwise transfer all of its rights and obligations arising under or in respect of the Licence Agreement to any purchaser of all or substantially all of the CNIFP forest estate;

         (h) the Licence Agreement is to otherwise contain usual provisions contained in similar licence and service level agreements and if the parties are unable to agree on any provisions of the Licence Agreement within a period of 10 Business Days of the dispute arising, the dispute shall be determined by a person mutually agreed by CNIFP and FCF or, failing agreement, nominated by the chairperson at the relevant time of the Auckland District Law Society, such person to act as an expert, and not an arbitrator, and whose decision shall be final and binding on the parties. The costs of such expert determination shall be shared and paid equally by CNIFP and FCF.

3.3 CNIFP acknowledges to FCF that the Licence Agreement shall only relate to the use of the Frequencies and FCF's radio communication network in the Central North Island, and FCF shall not provide any other infrastructure (such as portable transmitters and receivers comprising radio handsets (other than those installed or contained in surplus FCF leased vehicles assigned to or used by CNIFP under clause 6)) which may be required by CNIFP to operate the radio communications system.

3.4 CNIFP grants to FCF a licence for the continued access to, and use, maintenance and operation of, the fire control centre, generator and related equipment owned by FCF ("Control Centre"), as located in its current position at the Waiotapu premises, for a period of three months commencing on the Operational Date on the following terms and conditions:

         (a) FCF shall have unlimited access to the Control Centre at any time in the event of an emergency requiring FCF personnel to be present at the Control Centre. At all other times and for all other purposes (including regular maintenance of the Control Centre), FCF shall be entitled to reasonable access to the Control Centre during normal business hours;

         (b) CNIFP shall not be entitled to charge FCF any licence fee in relation to the licence contemplated in this clause 3.4;

         (c) notwithstanding that FCF has a licence for the continued access to, and use, maintenance and operation of, the Control Centre in the manner and during the licence period contemplated in this clause 3.4, and has operational control of the Control Centre during such licence period, CNIFP shall be entitled to utilise the Control Centre on a "no charge" basis at any time during such licence period as part of its management or operations of the Business, subject to CNIFP complying with the reasonable directions of FCF relating to the use of the Control Centre; and

                                Transition Deed                               13

         (d) at the expiry of the licence period set out in this clause, FCF will transfer ownership of the Control Centre to CNIFP for the sum of $1. CNIFP acknowledges that FCF gives no warranty as to the fitness for purpose of the Control Centre.

3.5 The parties acknowledge and agree that, as soon as practicable and in any case promptly after the date that the Licence Agreement is executed by the parties to it, they shall enter into good faith discussions with a view to establishing a special purpose joint venture entity ("RCJV") as the owner and operator of the Radio Communications Infrastructure and its functions, such RCJV to be established on the following principles:

         (a) each Owner Party shall, to the fullest extent it is lawfully able to do so, transfer, assign and/or license to, or otherwise make available for use by, the RCJV all Radio Communications Infrastructure and radio frequencies which it owns, or has rights in relation to, at fair and equitable transfer costs to be agreed as between the parties to the RCJV;

         (b) the sole purpose of the RCJV is to own, operate, maintain and, if necessary, replace and upgrade, for the benefit of all RCJV participants, the Radio Communications Infrastructure and radio frequencies;

         (c) the RCJV will provide radio communications capability, functions and services to the RCJV participants on a cost recovery basis, which will be apportioned pro rata by reference to the size of each RCJV participant's aggregate forest estate in the Central North Island which benefits from the provision of such capability, functions and services; and

         (d) the RCJV participants shall jointly control the management and operation of the RCJV.

3.6 If, notwithstanding the good faith efforts of the parties under clause 3.5, the RCJV is not established prior to or on the Anniversary Date, the FCF Group or CNIFP shall be entitled, upon either of them giving written notice to the other, to:

         (a) discontinue all further discussions regarding the establishment of the RCJV; and

         (b) subject to clauses 3.1 and 3.2, deal with the radio communications infrastructure which it owns, or has rights in relation to, in such manner as it deems fit, and the provisions of clause 3.5 shall be at an end.

4.       FIRE PROTECTION

4.1 CNIFP shall have the right to purchase certain surplus fire equipment from FCF ("SURPLUS FIRE EQUIPMENT") on the following terms:

         (a) within 5 Business Days of the Transitional Date, FCF will give CNIFP a list of the Surplus Fire Equipment and its assessment of the fair value for each item of Surplus Fire Equipment;

         (b) FCF shall allow CNIFP reasonable opportunity (at such times as are mutually convenient to both parties) to assess the condition of the Surplus Fire Equipment during the period of 10 Business Days from the date that FCF gives CNIFP the list of the Surplus Fire Equipment under subclause (a) above. CNIFP acknowledges that FCF gives no warranty as to the fitness for purpose of such Surplus Fire Equipment;

                                Transition Deed                               14

         (c) within 2 Business Days of the expiry of the 10 Business Days period specified in subclause (b) above, CNIFP shall notify FCF in writing of all items of Surplus Fire Equipment which CNIFP wishes to purchase, the relevant purchase price being the value for each relevant item of Surplus Fire Equipment set out in the list provided under subclause 4.1(a) (or such other purchase price as the parties may otherwise agree); and

         (d) completion of any sale of the Surplus Fire Equipment shall occur on the date which is four months after the Operational Date. CNIFP shall make payment of the purchase price in full on that date, and FCF shall transfer free and clear title to the relevant Surplus Fire Equipment purchased by CNIFP under this clause upon payment of the purchase price in full by CNIFP.

4.2 FCF and CNIFP will as soon as practicable after the Transitional Date enter into a data provision and service level agreement in respect of the supply by FCF to CNIFP of data from FCF's weather station network which covers CNIFP's forests ("DATA SUPPLY AGREEMENT") as from the Operational Date, the Data Supply Agreement to be on the following terms:

         (a) to be for a perpetual term terminable by either party on 12 months' notice;

         (b) to provide for an annual licence fee based on appropriate market rates for the provision of a comparable service, the licence fee for the first 12 month period to be $2,000 per month plus GST. The licence fee shall be renegotiated at each anniversary of the execution of the Data Supply Agreement for the following 12 month period. If no agreement is reached on the new licence fee to apply to any 12 month period, then the fee shall be determined by a person mutually agreed by CNIFP and FCF or, failing agreement, nominated by the chairperson at the relevant time of the Auckland District Law Society, such person to act as an expert, and not an arbitrator, and whose decision shall be final and binding on the parties. The costs of such expert determination shall be shared and paid equally by FCF and CNIFP;

         (c) the licence fee is to be payable quarterly in advance with the first payment being due on the Operational Date; and

         (d) the Data Supply Agreement to otherwise contain usual provisions contained in similar data supply and service level agreements and if the parties are unable to agree on any provisions of the Data Supply Agreement within a period of 10 Business Days of the dispute arising, the dispute shall be determined by a person mutually agreed by CNIFP and FCF or, failing agreement, nominated by the chairperson at the relevant time of the Auckland District Law Society who shall act as an expert, not an arbitrator, and whose decision shall be final and binding on the parties. The costs of such expert determination shall be shared and paid equally by FCF and CNIFP.

4.3 During the period of four months from the Operational Date, FCF will provide to CNIFP, in respect of CNIFP's forest estate, the same level of fire protection services that FCF is currently providing to CNIFP under the Management Agreement on the following basis:

         (a) FCF shall be entitled to use at no charge all of CNIFP's fire protection infrastructure and equipment as part of an integrated fire protection service for the forest estates of both CNIFP and FCF;

         (b) CNIFP will pay to FCF a fee of $100,000 (plus GST) for the provision of such fire protection services for the relevant four month period and reimburse FCF

                                Transition Deed                               15
                  for all direct third party costs and expenses incurred by FCF in providing such fire protection services during that period;

         (c) FCF shall bear no liability or responsibility for any costs, losses, expenses or any other amounts incurred by CNIFP directly or indirectly as a consequence of, or related to, any fire which occurs in the CNIFP forest estate whilst FCF is providing these fire protection services and FCF disclaims all such liability or responsibility to the maximum extent permitted by law; and

         (d) FCF shall fully discuss with CNIFP its fire protection plans for the CNIFP forest estate, and will use its reasonable endeavours to accommodate any reasonable request by CNIFP to vary or modify any aspect of such fire protection plan and its implementation.

4.4 During the period from the Operational Date until the earlier of the date that the Infrastructure Sharing Deed (as defined in clause 2.4) is executed by all parties to that deed and becomes operational and the expiry of the notice period relating to any relevant termination notice given by CNIFP or FCF under subclause 2.1(a)(iii) or clause 2.5 (each in its capacity as an Owner Party in respect of its respective lookout towers), each of CNIFP and FCF (as an Owner Party) agrees to grant to the other party (as a User Party) access to all its lookout towers located within its respective forest estates in the Central North Island on the following basis:

         (a) each User Party shall, when accessing an Owner Party's lookout towers, comply with the Owner Party's reasonable rules relating to such lookout towers, including all health and safety restrictions and requirements, and will procure all its agents and subcontractors to do the same;

         (b) each Owner Party shall allow the User Party reasonable access over those portions of the Owner Party's forest estate necessary to provide access to the relevant lookout towers;

         (c) the Owner Party shall not be responsible for manning any lookout towers for the benefit of the User Party; and

         (d)      there shall be no charge to the User Party for such access.

5.       WAIOTAPU PREMISES

5.1 FCF acknowledges and agrees that, subject to clause 5.3 and in relation to staff required to stay on-site or access the site under clause 3.4, it will vacate ("VACATION"), and give vacant possession to, the premises owned by CNIFP at Waiotapu ("PREMISES") by no later than the Operational Date.

5.2 The parties acknowledge and agree that, prior to Vacation, CNIFP, and/or any person authorised by it, shall at all times be entitled to full access to the Premises for the purposes of assessing the condition of the Premises and its usage options, and preparing the Premises for eventual occupation by CNIFP, and/or other persons authorised by it, provided that (subject to clause 5.3) such access shall not unreasonably interfere with FCF's continued use of the Premises until Vacation and reasonable prior notice is given to FCF.

5.3 Notwithstanding anything in clause 5.2, FCF agrees to relinquish the use of that part of the Premises occupied by Central North Island Forest Managers Limited (CNIFML) as at the Transitional Date ("Interim Space") as soon as reasonably possible but in any case by no later than the date which is one month after the Transitional Date to enable CNIFP, and/or any person authorised by it, to occupy and use the Interim Space. FCF acknowledges and agrees that (subject to clause 5.5) all fixtures, fittings

                                Transition Deed                               16
         and office equipment contained within the Interim Space, including all telecommunications cabling and lines and other communication infrastructure (except the links to the FCF Group's network) within the Interim Space utilised by its current occupants, shall not be removed but remain in place for use by CNIFP, and/or any person authorised by it, upon FCF relinquishing the use of the Interim Space in the manner contemplated in this clause.

5.4 FCF acknowledges, on behalf of itself and all occupants of the Premises, that (subject to clause 5.5) all fixtures, fittings and office equipment within the Premises (including all wiring, telecommunication and data cabling and lines but excluding the links, if any, to the FCF Group's network) are the sole property of CNIFP and shall, upon Vacation, remain within the Premises.

5.5      CNIFP acknowledges that:

         (a) the fixtures, fittings and equipment contained within the Interim Space owned by CNIFML may be removed by CNIFML from the Interim Space, provided that such removal occurs by no later than the date of vacation of the Interim Space by CNIFML; and

         (b) the PABX system owned by FCF contained within the Premises may be removed by FCF, provided that such removal occurs by no later than the Operational Date.

6.       VEHICLE LEASES

6.1 The parties acknowledge and agree that some of FCF's leased vehicles as set out in schedule 3 will become surplus to FCF's requirements by reason of the transition of the management of the Business from FCF to CNIFP and/or TMC. Accordingly, as any leased vehicle described in schedule 3 becomes surplus to FCF's requirements, FCF will notify CNIFP of the same as soon as practicable thereafter. CNIFP shall, within five Business Days of receiving such notice from FCF, notify FCF as to whether it wishes to use such surplus leased vehicle.

6.2 Upon receiving notice from CNIFP under clause 6.1 that it wishes to use a surplus leased vehicle, FCF shall, as soon as practicable, assign to, or otherwise procure for continued usage by, CNIFP the leased vehicles specified in the notice from CNIFP under clause 6.1 to the extent FCF is legally able to do so. From the relevant date of assignment of (or, if incapable of assignment, from the date of first usage of) such vehicles by CNIFP, CNIFP shall be responsible for all costs and expenses incurred relating to such vehicles (including all leasing costs and the costs of transfer) provided that FCF shall remain liable for all costs relating to such vehicles incurred prior to the relevant date of assignment or first usage by CNIFP (as the case may be).

7.       BUSINESS AND OTHER ASSETS

7.1 FCF shall transfer to CNIFP free and clear title (but without warranty as to fitness for purpose) to all surplus FCF business assets comprising computer equipment set out in the surplus FCF business asset register, attached as schedule 2 on or prior to the Operational Date. CNIFP and FCF shall cooperate and work together in good faith with a view to facilitate the passing of control and possession of all such surplus FCF business assets from FCF to CNIFP by no later than the Operational Date.

7.2 CNIFP shall, at any time within 2 weeks from the Transitional Date, be entitled to commence an asset verification exercise in respect of the items listed in the Business assets register attached as schedule 4 and ownership of the Weighbridges and the Gantries. FCF and CNIFP shall cooperate and work together in good faith with a view to conducting this asset verification exercise with a view to identifying the Business

                                Transition Deed                               17
         assets to be transferred out of the control and/or possession of FCF to CNIFP on the Operational Date and ownership of the Weighbridges and the Gantries. CNIFP acknowledges that FCF gives no warranty as to the accuracy and completeness of the Business asset register attached as schedule 4.

8.       CNIFP PLANTS

8.1 The parties acknowledge that, as at the Transitional Date, KPP is owned by CNIFP but is managed and operated by FCF on behalf of CNIFP. In order to facilitate the orderly transition of the management and operations of KPP from FCF to CNIFP and completion of such orderly transition by the Operational Date:

         (a) CNIFP shall at all times be entitled to full access to KPP prior to the Operational Date in order to assess the operating condition of KPP and options for ongoing operations of KPP subsequent to the Operational Date, provided that such access shall not unreasonably interfere with FCF's ongoing management of KPP until the Operational Date and reasonable prior notice is given to FCF;

         (b) FCF shall use its reasonable endeavours to provide or make available to CNIFP within 5 Business Days after the Transitional Date, full details regarding KPP which are held by, or under the control of, FCF (including all KPP staff details (including all employment contracts and other employment terms), operational reports such as health and safety reports, operation manuals, maintenance records, production and financial reports, records, and spreadsheet and database printouts, and any other relevant information regarding KPP (including any CNIFP Information relating to KPP));

         (c) FCF shall use its reasonable endeavours to take all action reasonably requested by CNIFP to assist it with the migration of staff at KPP from FCF to CNIFP as at the Operational Date. CNIFP and FCF shall cooperate and consult with each other in relation to all dealings with staff at KPP, and all communication to such staff, insofar as such communication relates to any migration of staff at KPP from FCF to CNIFP and/or any of the obligations of any member of the FCF Group under this deed, shall be agreed (acting reasonably) and/or issued jointly by CNIFP and FCF. CNIFP will indemnify the FCF Group against all redundancy compensation payable under the relevant terms of employment of staff at KPP that is incurred by the FCF Group in connection with any claims or demands by a staff member at KPP for redundancy compensation resulting from the termination of their employment with the FCF Group, whether such staff member accepts a job offer from CNIFP or otherwise;

         (d) FCF acknowledges and agrees that all CNIFP IT, CNIFP Information and Data (including all operational manuals and procedures relating to the operation of KPP) relating to KPP is owned by CNIFP and shall remain with or at KPP (as the case may be) except to the extent that:

                  (i) they contain Confidential Information or Intellectual Property of the FCF Group in which case CNIFP shall not own such Confidential Information or Intellectual Property but rather FCF shall grant to CNIFP a perpetual, royalty free licence to use the same solely for the operation of KPP, such licence to be non-transferable (including by way of sublicence) except to a purchaser of all or substantially all of CNIFP's forest estate; or

                  (ii) ownership of such CNIFP IT, CNIFP Information or Data may be subject to any third party rights in respect of it; and

                                Transition Deed                               18

         (e) the FCF Group will use its reasonable endeavours to do all things reasonably requested by CNIFP to ensure the smooth and efficient transfer of KPP and its operations from FCF to CNIFP on the Operational Date.

8.2 The parties acknowledge that, as at the Transitional Date, the Relevant Processing Plants are owned by CNIFP but are managed and operated by FCF on behalf of CNIFP. In order to facilitate the orderly transition of the management and operations of the Relevant Processing Plants from FCF to CNIFP and completion of such orderly transition on 4.00 pm on 30 September 2003 ("RPP HANDOVER DATE"):

         (a) CNIFP shall at all times be entitled to full access to the Relevant Processing Plants in order to assess the operating condition of the Relevant Processing Plants and options for ongoing operations of the Relevant Processing Plants subsequent to the RPP Handover Date, provided that such access shall not unreasonably interfere with FCF's ongoing management of the Relevant Processing Plants until the RPP Handover Date and (in respect of the Transitional Period only) reasonable prior notice is given to FCF;

         (b) FCF shall use its reasonable endeavours to provide or make available to CNIFP within 10 Business Days after the Transitional Date, full details regarding the Relevant Processing Plants which are held by or under the control of FCF (including the Relevant Processing Plants staff details (including all employment contracts and other employment terms), operational reports such as health and safety reports, operation manuals, maintenance records, production and financial reports, records, and spreadsheet and database printouts, and any other relevant information regarding the Relevant Processing Plants (including any CNIFP Information relating to the Relevant Processing Plants));

         (c) Notwithstanding termination of the Management Agreement on the Operational Date under the Settlement Agreement, FCF shall, during the 3 month period between the Operational Date and the RPP Handover Date ("EXTENSION PERIOD"), continue to manage and operate the Relevant Processing Plants on behalf of CNIFP on substantially the same basis that it manages and operates the Relevant Processing Plants during the Transitional Period, and in this regard FCF and CNIFP further acknowledge and agree that:

                  (i) during the Extension Period, CNIFP shall indemnify the FCF Group against all fees, costs, losses, demands and charges incurred by the FCF Group in respect of the management and operation of the Relevant Processing Plants, such fees, costs, losses, demands and charges to be calculated and charged to CNIFP on the same basis as fees, costs, losses, demands and charges were charged to CNIFP during the Transitional Period as Operating Costs (including, for the avoidance of doubt, the recharge of "SG&A" costs as defined in the definition of Operating Costs). FCF shall be entitled to deduct from any receipts received by it in respect of or on account of the Business, including the Relevant Processing Plants, payments due from CNIFP under this clause;

                  (ii) during the Extension Period, subject to demand for the same by the Relevant Processing Plants, FCF shall supply the Relevant Processing Plants with two thirds of the volume of each grade (other than "R" grade) of forest products, and in relation to "R" grade, half of the volume of that grade, supplied by FCF to the Relevant Processing Plants during the three month period preceding the Transitional Date ("Supply Period") and shall use its reasonable endeavours (having regard to the

                                Transition Deed                               19

                           FCF Group's harvest volumes out of its forest estates and the operational requirements of the FCF Group's mills) to supply the Relevant Processing Plant with the remaining one third of the volume of the forest products supplied by FCF to the Relevant Processing Plants during the Supply Period. To the extent that there are any material changes in market demand for processed forest products produced by the Relevant Processing Plants, FCF and CNIFP will consult and reasonably cooperate to mitigate any effect which such material changes may have on the Relevant Processing Plants. The price payable by CNIFP for forest products supplied by FCF (in relation to supplies from the FCF Group forest estates) to the Relevant Processing Plants shall be the average transfer price paid by the Relevant Processing Plants for equivalent grades of forest products to FCF during the three month period preceding the Operational Date (the transfer price for each such month as determined in accordance with the transfer price mechanism existing as at the Transitional Date) and the price payable by CNIFP for forest products procured by FCF from third parties for supply to the Relevant Processing Plant shall be the price payable by FCF to such third parties;

                  (iii) the wood volumes and grade mix of forest products supplied to the Relevant Processing Plants during the Extension Period shall be processed by the Relevant Processing Plants in substantially the same manner as during the Transitional Period. FCF shall use its reasonable endeavours to accommodate any reasonable request by CNIFP to process, by way of sample batch(es)/product lines (for sale by CNIFP), forest products of a different type or grade mix from that currently processed by the Relevant Processing Plants (such type or grade mix to be specified by CNIFP) provided that to do so only requires the use of existing resources at the Relevant Processing Plants;

                  (iv) during the Extension Period, CNIFP, its agents and subcontractors shall be entitled to full access to the Relevant Processing Plants and the location of staff, assets and equipment at the Relevant Processing Plants, so as to facilitate the smooth and efficient transfer of the operations of the Relevant Processing Plants from FCF to CNIFP on the RPP Handover Date provided that such access shall not unreasonably interfere with FCF's ongoing management of the Relevant Processing Plants until the RPP Handover Date;

                  (v) during the Extension Period, FCF shall, in consultation with CNIFP, use its reasonable endeavours to secure forward sales of processed forest products from the Relevant Processing Plants for delivery within one month after the RPP Handover Date, and to use its reasonable endeavours to otherwise maintain ongoing sales relationships existing as at the Transitional Date (other than with the FCF Group), in each case in substantially the same manner as FCF has provided equivalent services during the Transitional Period. Any orders or forward sales planned by FCF under this clause for delivery after the RPP Handover Date shall be the responsibility of CNIFP and the FCF Group shall have no responsibility to meet such orders;

         (d) FCF shall use its reasonable endeavours to take all action reasonably requested by CNIFP to assist it with the migration of staff at the Relevant Processing Plants from FCF to CNIFP as at the RPP Handover Date. CNIFP and FCF shall cooperate and consult with each other in relation to all dealings with staff at the Relevant Processing Plants, and all communication to such

                                Transition Deed                               20
                  staff, insofar as such communication relates to any migration of staff at the Relevant Processing Plants from FCF to CNIFP and/or any of the obligations of any member of the FCF Group under this deed, shall be agreed (acting reasonably) and/or issued jointly by CNIFP and FCF. CNIFP will indemnify the FCF Group against all redundancy compensation payable under the relevant terms of employment of staff at the Relevant Processing Plants that is incurred by the FCF Group in connection with any claims or demands by a staff member at the Relevant Processing Plants for redundancy compensation resulting from the termination of their employment with the FCF Group, whether such staff member accepts a job offer from CNIFP or otherwise;

         (e) FCF acknowledges and agrees that all CNIFP IT, CNIFP Information and Data (including all operational manuals and procedures relating to the operation of a Relevant Processing Plant) relating to a Relevant Processing Plant is owned by CNIFP and shall remain with or at that Relevant Processing Plant (as the case may be) except to the extent that:

                  (i) they contain Confidential Information or Intellectual Property of the FCF Group in which case CNIFP shall not own such Confidential Information or Intellectual Property but rather FCF shall grant to CNIFP a perpetual, royalty free licence to use the same solely for the operation of the Relevant Processing Plant, such licence to be non-transferable (including by way of sublicence) except to a purchaser of the Relevant Processing Plant; or

                  (ii) ownership of such CNIFP IT, CNIFP Information or Data may be subject to any third party rights in respect of it;

         (f) the FCF Group will use its reasonable endeavours to do all things reasonably requested by CNIFP to ensure the smooth and efficient transfer of the Relevant Processing Plants and their operations from FCF to CNIFP on the RPP Handover Date; and

         (g)      the parties agree:

                  (i) that FCF shall be entitled, following the Transitional Date but prior to the RPP Handover Date, to remove its equipment and material located in the research and planning workshop at the Relevant Processing Plant at Waipa; and

                  (ii) to negotiate and enter into a licence for FCF to occupy and access the relevant parts of the Relevant Processing Plant at Waipa for a period of up to nine months after the RPP Handover Date, at a licence fee of $2,000 (plus GST) per month, in order to facilitate the orderly transfer of FCF's IT applications group and associated facilities to an FCF site; and

         (h) the parties agree that a SOP process will be undertaken in respect of the Relevant Processing Plants in order to manage the obligations of the parties under this clause 8.2.

8.3 CNIFP acknowledges that FCF shall not, in relation to any CNIFP Plant, be obliged to supply any feed stocks to CNIFP, or provide any marketing operations, at any time after the Operational Date (or after the RPP Handover Date in relation to marketing CNIFP stock produced at the Relevant Processing Plants) except as agreed between the parties on normal commercial terms.

                                Transition Deed                               21

9.       OTHER SURPLUS ASSETS

9.1 FCF and CNIFP shall, no later than 20 Business Days after the Transitional Date, meet to discuss in good faith whether CNIFP wishes to purchase any assets considered by FCF to be surplus to its requirements following the Operational Date and to establish the basis upon which any sale of such assets would take place.

10.      TE NGAE NURSERY

10.1 The parties acknowledge and agree that, as soon as practicable following the Transitional Date, FCF and CNIFP shall cooperate and work together in good faith to procure Trees and Technology Limited ("T&T") to separate the current order for nurseries stock and seedlings for the 2003 planting season placed by FCF with T&T in relation to both the CNIFP and FCF forest estates into two independent orders, one for CNIFP in respect of the CNIFP forest estate and the other for FCF in respect of the FCF forest estate.

10.2 FCF acknowledges and agrees that, as from the Transitional Date, in order to facilitate the 2003 planting season and subsequent planting seasons, CNIFP shall be entitled to deal directly with T&T or any other nursery services provider in respect of all operational dealings relating to the Te Ngae Nursery in order to facilitate the smooth transfer of nursery operations from FCF to CNIFP.

10.3 The FCF Group will use its reasonable endeavours to do all things reasonably requested by CNIFP, to ensure the smooth and efficient transfer of the Te Ngae Nursery and its operations from FCF to CNIFP by the Operational Date.

11.      MURUPARA RAILHEAD ISSUES

11.1 The parties acknowledge and agree that there are two separate log yards at the Murupara Railhead, one relating to the FCF forest estate and the other relating to the CNIFP forest estate, but only the CNIFP log yard has direct off-road access. Accordingly, CNIFP agrees to grant to FCF off-road access through its Murupara log yard to enable FCF to access its Murupara log yard on the following basis:

         (a) in respect of the roading comprising the off-road access granted by CNIFP to FCF under this clause, but subject to subclauses (b) and (c) below, FCF shall not be required to pay any charge to CNIFP for use of such off-road access;

         (b) in respect of any use of or access to any rail crossing to enable FCF to gain access to the FCF Murupara log yard, FCF shall be responsible for payment of all costs incurred in respect of the continued use, operation and maintenance of such rail crossing; and

         (c) CNIFP may, following the Anniversary Date, terminate all rights of off-road access by FCF through CNIFP's Murupara log yard by giving not less than 6 months' written notice of termination to FCF.

11.2 FCF and CNIFP further agree to cooperate and work together in good faith with the view to establishing a commercially sensible operational structure for their respective log yards at the Murupara Railhead.

11.3 CNIFP and FCF agree to cooperate and work together in good faith with a view to jointly establishing systems and procedures (including rail scheduling) for the efficient use of the rail capacity from the Murupara Railhead and the Kawerau Railhead, the primary objective being the efficient transportation of wood from the Murupara Railhead and the Kawerau Railhead. If at any time FCF and CNIFP are unable to reasonably allocate available rail capacity so that they are each able to transport all

                                Transition Deed                               22
         their wood from the Murupara Railhead and the Kawerau Railhead to their required destination(s) to meet their respective delivery timeframes, the parties acknowledge and agree that such rail capacity shall be allocated as between the parties by reference to the relative wood volumes transported by FCF and CNIFP respectively from the Murupara Railhead and the Kawerau Railhead during the preceding quarter.

12.      EXPORT RELATED ISSUES

12.1 FCF acknowledges that CNIFP has entered into an export joint venture with Carter Holt Harvey Limited relating to the export of CNIFP forest products from New Zealand. FCF and CNIFP acknowledge and agree that they have established CNIFP forest product export protocols and principles ("Export Protocols"), as set out in schedule 5, to facilitate the export of CNIFP forest products under such export joint venture arrangements for the period referred to in the Export Protocols. FCF and CNIFP shall use their respective reasonable endeavours to comply with the Export Protocols. The parties agree that, to the extent that the Export Protocols are directly inconsistent with the provisions of the Management Agreement, the Export Protocols will override the provisions of the Management Agreement in respect of the export of CNIFP forest products after the Transitional Date.

12.2 FCF agrees to request Port of Tauranga to re-allocate port storage space on the basis of forecast export log volumes of Port of Tauranga's users, including CNIFP.

13.      CNIFP INFORMATION, IT AND DATA

13.1 Subject to and in accordance with clauses 13.2 to 13.5 (inclusive) and 16.2, the parties hereby agree that during, and where relevant after, the Transitional Period FCF shall use its reasonable endeavours to promptly transfer all CNIFP Information then held by, or under the control of, FCF to CNIFP in the form that such CNIFP Information is held by, or under the control of, FCF except where it is necessary for FCF to retain such information in order to meet its obligations under the Management Agreement or this deed in which case FCF shall where reasonably possible provide CNIFP with copies of such CNIFP Information and in any case shall transfer the relevant CNIFP Information promptly after it becomes no longer necessary for FCF to retain such information.

13.2 FCF acknowledges that, from the Transitional Date, CNIFP will be establishing its IT and associated systems ("New IT Systems") so that CNIFP is able to functionally operate all necessary IT functions and systems for the smooth and efficient running of the Business from the Operational Date. FCF agrees to use its reasonable endeavours to do all things reasonably requested by CNIFP during the Transitional Period, and (in relation to all necessary IT functions and systems for the smooth and efficient running of CNIFP's forestry business) for a further period of 3 months after the Operational Date, to assist in such establishment of the New IT Systems, such assistance to include the following:

         (a) providing CNIFP with all CNIFP Information and Data in each case held by, or under the control of, FCF to facilitate the establishment of the New IT Systems (in the form that such CNIFP Information or Data is held by, or under the control of,
                  FCF);

         (b) to promptly, upon request by CNIFP, provide CNIFP with details regarding the existing GIS systems and layers used by FCF in respect of the Business, the Data comprised in the relevant GIS database (in a format reasonably agreed as between the parties) and, if requested by CNIFP, provide CNIFP with the current GIS AML codes (or codes of a similar nature) for use as part of the New IT Systems (which, for the avoidance of doubt, does not include any assistance to acquire any other GIS software);

                                Transition Deed                               23

         (c) during the months of May and June 2003, FCF will pass CNIFP Information and Data then held by, or under the control of, FCF from the existing IT systems operated by FCF to CNIFP or TMC as required for the reconciliation of such CNIFP Information and Data with the corresponding information and data generated by the New IT Systems.

         Subject to clause 13.5, CNIFP acknowledges that:

         (d) where CNIFP considers that it requires the assistance of FCF as contemplated in this clause 13.2 (in relation to all necessary IT functions and systems for the smooth and efficient running of CNIFP's forestry business) during the 3 month period following the Operational Date, CNIFP will give FCF written notice of the same within 15 Business Days of the Transitional Date together with notice of the number of full time employees currently engaged to provide IT related services in respect of the Business that CNIFP considers as being necessary to provide such assistance. FCF shall use all reasonable endeavours to procure the necessary number of such employees for the required period of assistance (such period not to exceed 3 months from the Operational Date), provided that FCF shall only be obliged to procure such employees and to provide the required assistance if CNIFP meets all costs of such employees incurred by FCF during the relevant period of assistance;

         (e) FCF has no liability or responsibility for any aspect of New IT Systems and FCF disclaims any liability or responsibility to the maximum extent permitted by law; and

         (f) FCF shall be entitled to, prior to the Operational Date (or the RPP Handover Date in relation to hardware at the Relevant Processing Plants), delete from any hardware device that forms part of the CNIFP IT all communications and records (other than CNIFP Information and Data) stored on such device that are not related to the management or operation of the CNIFP Plants, including correspondence confidential to the FCF Group not needed to manage or operate the CNIFP Plants or directly relevant to such management or operation and any third party software on such hardware device that CNIFP does not, as at the Operational Date or the RPP Handover Date (as the case may be), have a licence or other right or entitlement to use. The process and protocols relating to the undertaking of deletions by FCF under this subclause shall constitute a data transfer issue and be as agreed between the members of the data transfer working group in the manner contemplated in clause 13.5.

13.3 FCF agrees to grant to CNIFP a perpetual, royalty-free licence to utilise all Intellectual Property in any IT comprising the "Sonics Program" (including but without limitation all relevant software, operations manuals and other related IT infrastructure supporting the "Sonics Program" and the portable sonics units used at Murupara) solely for use in the Business such licence to be transferable (including by way of sublicence) by CNIFP only to a purchaser of all or substantially all of CNIFP's forest estate.

13.4 FCF acknowledges and agrees that, as between FCF and CNIFP, all Data held by, or under the control of, FCF is the sole property of CNIFP and FCF shall have no right to or interest in any such Data. FCF shall ensure that all Data utilised by it, or which is generated, collected, derived or otherwise arises and is held, or controlled, by it, in relation to or in connection with any part or all of the Business during the Transitional Period:

         (a) is properly kept and maintained in electronic (and where relevant, hard copy) form in an industry standard format that is capable of being easily downloaded for removal, amended, modified, updated and/or deleted; and

                                Transition Deed                               24

         (b) is properly protected from unauthorised access, use and/or damage, and kept in a secure manner (including but not limited to ensuring data back up integrity and the updating of anti-virus software).

13.5 The parties acknowledge and agree that the transition of management functions from FCF to CNIFP will involve the significant transfer of CNIFP Information and Data from FCF to CNIFP. Accordingly, the parties agree to facilitate the smooth and efficient transfer of such CNIFP Information and Data on the following basis:

         (a) a data transfer working group shall be established by FCF and CNIFP within 5 Business Days from the Transitional Date, such working group to be comprised of two nominated representatives of CNIFP and two nominated representatives of FCF;

         (b) the data transfer working group shall, unless otherwise agreed as between the parties, meet regularly on a weekly basis;

         (c) either of the nominated representatives of CNIFP shall be entitled to request FCF (through either of its nominated representatives) to provide details regarding CNIFP Information and Data held by, or under the control of, FCF from time to time, and to request the transfer of such CNIFP Information and Data from FCF to CNIFP in accordance with clauses 13.1 and 13.2; and

         (d) the process for the actual transfer of such CNIFP Information and Data shall be as agreed between the nominated representatives of CNIFP and FCF provided that this process shall not require any party to incur obligations or perform activities that are inconsistent with the provisions of this deed.

13.6 Notwithstanding anything contained elsewhere in this deed, FCF agrees that, in relation to any transfer or provision of CNIFP Information and/or Data to CNIFP under this deed by way of electronic means, such CNIFP Information and/or Data shall be transferred or provided to CNIFP in a generic industry standard format (including, by way of example but not limited to CSV, Microsoft Word and Microsoft Excel).

14.      RETURN OF CNIFP WORKING CAPITAL

14.1 Subject to clauses 14.2, 14.3 and 14.4, FCF shall on the Operational Date, or on the RPP Handover Date in relation to CNIFP Working Capital held at or arising from or in connection with the Relevant Processing
         Plants:

         (a) return all CNIFP Working Capital to CNIFP by relinquishing possession of such CNIFP Working Capital to CNIFP, such that CNIFP acquires possession and control of the CNIFP Working Capital existing as at the Operational Date or the RPP Handover Date, as the case may be; and

         (b) transfer to CNIFP, without set-off, deduction and/or other withholding, all CNIFP Moneys as at the Operational Date or the RPP Handover Date, as the case may be.

14.2     CNIFP will fully and effectively indemnify FCF in respect of:

         (a) the Operating Costs incurred by FCF prior to, but which remain unpaid by FCF as at, the Operational Date and any costs, demands, losses or claims payable or received by FCF after the Operational Date arising out of or in connection with FCF's management of the Business prior to the Operational Date, to the extent the same comprise Operating Costs;

                                Transition Deed                               25

         (b) all fees, costs, losses, demands and charges which CNIFP is required to indemnify the FCF Group under clause 8.2(c)(i) that are incurred by any member of the FCF Group prior to, but which remain unpaid by that member of the FCF Group as at, the RPP Handover Date and any fees, costs, demands, losses or claims payable or received by the FCF Group after the RPP Handover Date arising out of or in connection with FCF's management of the Relevant Processing Plants during the Extension Period which CNIFP is required to indemnify the FCF Group under clause 8.2(c)(i);

         (c) all additional costs (other than those set out in clause 8.2(c)(i)) required to be incurred by the FCF Group directly in order to provide services to CNIFP, the Receivers or TMC under this deed (except in relation to services for which specific arrangements as to payments of any costs, fees, charges or amounts have been provided for under this deed, costs which are Operating Costs properly recoverable under the Management Agreement, any costs, fees, charges or amounts payable in respect of or in connection with the termination of the Management Agreement and any amounts payable under the Settlement Agreement) provided that the FCF Group shall not incur any item of additional cost in excess of $5,000, and the aggregate of all such items not separately approved by CNIFP shall not exceed $60,000 per month, without receiving CNIFP's prior approval to do so. If and to the extent that CNIFP does not approve any item of additional cost being incurred, then the FCF Group will not be responsible for the failure to perform any corresponding obligation under this deed, and shall not be liable for any related breach of this deed, which is a direct consequence of FCF not incurring such additional cost.

         FCF will give not less than 5 Business Days' notice in writing of expected creditor or other payments (such notice to itemise the relevant expected payments, the relevant amounts of each such item and the date for such payments, and FCF to also make available for inspection by CNIFP all supporting invoices and other relevant documentation), and CNIFP will pay to FCF the amounts payable in respect of the indemnities in this clause 14.2 no later than the date specified in that notice.

14.3 FCF shall promptly collect all outstanding debts and moneys owing on account or in respect of the Business, and, subject to its rights under clause 8.2(c)(i), immediately transfer to CNIFP all further CNIFP Moneys received by it subsequent to the RPP Handover Date by depositing in full and without deduction into the bank account(s) designated by CNIFP for such purpose, as notified by CNIFP to FCF from time to time.

14.4 If and to the extent that parts of the CNIFP Working Capital existing on the Operational Date or the RPP Handover Date, as the case may be, are not capable of separate identification on that date, FCF's obligation to return such CNIFP Working Capital shall be to deliver to CNIFP assets of an equivalent volume and specification so far as is reasonably practicable, or where it is not reasonably practicable to do so, pay to CNIFP (by depositing in full and without deduction into the bank account(s) designated by CNIFP for such purpose and notified by CNIFP to FCF) the equivalent cash value of such assets, such cash value to be based on the market price payable for such assets.

14.5 For the avoidance of doubt, nothing in this clause 14 requires FCF to provide CNIFP with any cash receipts from debtors until FCF has collected those receipts or to sell any CNIFP Working Capital consisting of stock on the Operational Date other than in accordance with clause 12.1 and other than stock arising from the Relevant Processing Plants under clause 8.2(c)(v)). FCF shall have no obligation to sell any CNIFP Working Capital consisting of stock at the Relevant Processing Plants as from the RPP Handover Date.

                                Transition Deed                               26

15.      INFORMATION CENTRE

15.1 The parties acknowledge and agree that they shall use their reasonable endeavours to obtain the consent of the Rotorua District Council to the transfer of the management agreement for the Redwood Grove Information Centre located at Long Mile Road, Rotorua ("Information Centre") managed by FCF to CNIFP effective on the Operational Date, such transfer to be effected on the following basis:

         (a) FCF shall provide to CNIFP full details regarding the Information Centre (including all staff details (including all employment contracts and other employment terms), recreational permit schedules and any other relevant information regarding the Information Centre) within 5 Business Days of the Transitional Date;

         (b) during the Transitional Period, FCF shall not without the prior consent of CNIFP issue any recreational permit where the relevant usage period arises after the Operational Date. FCF shall also consult with CNIFP in respect of all recreational permits to be issued in respect of usage during the Transitional Period; and

         (c) if the consent of the Rotorua District Council is obtained, CNIFP shall use its reasonable endeavours to do all things reasonably necessary, and FCF shall use its reasonable endeavours to do all acts reasonably requested by CNIFP, to ensure the smooth and efficient transfer of the management agreement for the Information Centre from FCF to CNIFP by the Operational Date, such transfer to be effected without charge to CNIFP.

15.2 The parties acknowledge and agree that from the date on which FCF's management agreement in relation to the Information Centre is assigned or otherwise transferred to CNIFP, CNIFP shall be responsible for all costs and expenses incurred in relation to the Information Centre provided that FCF shall remain liable for all costs and expenses incurred prior to the relevant date of assignment or transfer.

16.      OTHER TRANSITIONAL MATTERS

16.1 FCF agrees promptly from the Transitional Date to use its reasonable endeavours to facilitate an interim accreditation arrangement for CNIFP forest estate (but not for the Relevant Processing Plants) with the Forest Stewardship Council ("FSC"), such arrangement to subsist until CNIFP has obtained FSC certification in its own right.

16.2 FCF agrees to use its reasonable endeavours to do all things reasonably requested by CNIFP to assist TMC to assume the management responsibilities formerly held by FCF under the Management Agreement on the Operational Date or the RPP Handover Date (in relation to management of the Relevant Processing Plants), including, without limitation:

         (a) if requested and subject to clause 16.3, assigning or novating, in a manner and form reasonably requested by CNIFP and at CNIFP's sole cost, licences for the Intellectual Property of third parties used in relation to the Business to CNIFP (or at the request of CNIFP, TMC) and providing all reasonable assistance to the relevant person to obtain the consent of Intellectual Property owners or licensors to such assignments or novations;

         (b) if requested and subject to clause 16.3, assigning or novating, in a manner and form reasonably requested by CNIFP and at CNIFP's sole cost, any contract, resource consent, permit, licence, consent and approval related to the Business (irrespective of whether such contract, resource consent, permit, licence and approval are in the name of FCF); and

                                Transition Deed                               27

         (c) as soon as practicable after the Transitional Date, providing copies of the records and books of account maintained for the Business including:

                  (i)      CNIFP sales information;

                  (ii) information relating to relevant employees and independent contractors;

                  (iii)    administration details;

                  (iv) information relating to the Business such as planting programmes, harvesting, forest description, stand records, maintenance and logging; and

                  (v) trial balances, financial statements, other accounting and stand valuation statements and records, and management and other reports, relating to or for the Business and which would otherwise have been provided by FCF to CNIFP under the terms of the Management Agreement, for the period up to the Operational Date.

16.3 The parties acknowledge and agree that to the extent that any contract, resource consent, permit, licence, consent or approval entered into by FCF as principal or as agent of CNIFP is not able to be assigned or novated to CNIFP as contemplated in clause 16.2(a) or 16.2(b) (as the case may be), whether due to it being combined with contracts, permits, licences, consents or approvals entered into by, or granted to, FCF in its own right or on behalf of any third parties, or otherwise (each being an "UNASSIGNABLE CONTRACT"), FCF will use its reasonable endeavours to notify CNIFP of the same and will hold the benefit of that part of each Unassignable Contract which relates to the Business on trust for CNIFP (including any proceeds relating to that part of the Unassignable Contract), and CNIFP shall bear all costs and liabilities in respect of that part of the Unassignable Contract which relates to the Business but provided that:

         (a) FCF shall not be required to hold an Unassignable Contract on trust for CNIFP at any time following any failure by CNIFP to pay any cost or meet any liability under that Unassignable Contract which relates to the Business before FCF is required to pay such cost or meet such liability; and

         (b) FCF shall not be required to incur any cost or liability under any Unassignable Contract which relates to the Business unless FCF is satisfied, acting reasonably, that CNIFP will pay that cost or liability.

         CNIFP acknowledges and agrees FCF's holding of any Unassignable Contract on trust for CNIFP shall not prevent or restrict FCF dealing with such Unassignable Contract in connection with the operation of its own business (which may include amending or terminating such contract) provided that FCF will give CNIFP reasonable prior notice before making any change in relation to an Unassignable Contract. FCF shall use its reasonable endeavours to provide all reasonable assistance (but without being required to provide any guarantee or make any payment to any other contractual party) requested by CNIFP from time to time to enable CNIFP to replace any Unassignable Contract with a new contract with the relevant contractual party or parties. FCF and CNIFP shall otherwise take all reasonable steps and shall cooperate with each other to secure the separation of such Unassignable Contract as soon as practicable.

16.4 The parties acknowledge and agree that, as from the Transitional Date, CNIFP and/or any person authorised by it shall at all times be entitled to full access to the CNIFP forest estate provided that such access shall not unreasonably interfere with FCF's continued management under the Management Agreement until the Operational Date

                                Transition Deed                               28
         and CNIFP and/or all persons authorised by it so accessing the CNIFP forest estate shall comply with all reasonable directions of FCF in relation to any health and safety or other requirements.

16.5 FCF shall use its reasonable endeavours to provide to CNIFP all management reports held by it, or under its control, which it is required to provide to CNIFP under the Management Agreement for the relevant reporting periods up to and including the Operational Date, all trial balances for accounting periods up to and including the Operational Date, and all other historic accounting records (including working capital accounts) held by it, or under its control, for periods up to and including the Operational Date, notwithstanding that the provision of such information by FCF may extend beyond the Operational Date. FCF shall not be required to prepare any annual management plan and/or budget under the Management Agreement in relation to the 2003/2004 period but this shall not release FCF from its obligation to provide any working data already prepared by it under the Management Agreement in respect of the Business for the 2003/2004 period as at the Transitional Date.

16.6 FCF agrees, in respect of any FCF employee who applies for, and is successful in obtaining, employment with TMC (any such person, a "Relevant Employee") to waive any restrictive covenant or similar term (but not including any obligations of confidentiality or ownership of property including Intellectual Property) contained in any existing employment contract of such Relevant Employee with FCF or any of its subsidiaries ("FCF Employment Contract") which would or could arguably prevent or unreasonably delay such Relevant Employee from promptly commencing employment with TMC.

16.7 The parties acknowledge and agree that the transition of management functions from FCF to TMC will involve the significant transfer of roles, functions, operations and/or responsibilities from FCF to TMC. Accordingly, the parties agree to facilitate the smooth and efficient transfer of such roles, functions, operations and responsibilities (subject to clause 13) on the following basis:

         (a) a transition management working group shall be established by FCF and CNIFP within 5 Business Days from the Transitional Date, such working group to be comprised of two nominated representatives of CNIFP or TMC and two nominated representatives of FCF;

         (b) the transition management working group shall, unless otherwise agreed as between the parties, meet regularly on a weekly basis;

         (c) the transition management working group shall deal with all day-to-day matters arising in relation to the performance by the various parties of the various transition matters the subject of this deed, and shall cooperate and work together in good faith with a view to facilitate the smooth and efficient performance of the relevant matters arising under this deed.

16.8 Each of CNIFP and TMC acknowledges and agrees for the benefit of the FCF Group that it shall not (and shall procure that none of its Affiliates), during the period from the Transitional Date until the Anniversary Date, take any steps to induce or solicit any employee or group of employees of any member of the FCF Group to terminate his, her or their employment and/or enter into any employment with CNIFP and/or TMC or their Affiliates, provided that nothing in this clause shall preclude CNIFP and/or TMC from dealing with any such employee or group of employees who is or are responding to any advertisement for positions of employment with CNIFP and/or TMC or from dealing with any such employee or group of employees who has or have, without inducement or solicitation by CNIFP and/or TMC, approached CNIFP and/or TMC regarding employment at CNIFP and/or TMC. Each member of the FCF Group

                                Transition Deed                               29
         acknowledges and agrees that in the event that any of its employees wishes to commence employment with CNIFP and/or TMC (as the case may be), it shall not (and shall procure that none of its Affiliates), during the period from the Transitional Date until the Anniversary Date, offer or attempt to offer any such relevant employee any inducement to remain in its employment and/or that of any of its Affiliates provided that, for the avoidance of doubt, this shall not prevent any member of the FCF Group from undertaking normal annual remuneration reviews or increasing employee remuneration commensurate with corresponding increases in employee responsibilities.

16.9 None of CNIFP, the Receivers, RWS and RSM has any rights, entitlement or interest in or to any Intellectual Property relating to, or connected with, FCF's management of its own and CNIFP's forest estate and associated forestry operations (which shall not include, for the avoidance of doubt, Intellectual Property which forms part of CNIFP Information or any "Red Stag", "Stag" and/or associated logos, brands, trade marks, devices and/or similar markings) and except to the extent of CNIFP's entitlement to use FCF's log grade names where its specification is the same or substantially the same as FCF's specification and as otherwise provided in or contemplated under this deed, none of them shall have any right, entitlement or interest in or to such Intellectual Property whether by way of title, licence or sub-licence under this deed, the Management Agreement or otherwise.

16.10    The parties will reasonably co-operate with each other to:

         (a) endeavour to manage effectively and efficiently the supply of pulp wood fibre by the FCF Group under the back-up agreement dated 28 July 2000 as varied by the variation agreement dated 19 December 2000 (the "BACK-UP AGREEMENT"), and the supply of pulp wood fibre by CNIFP under the Tasman Contracts; and

         (b) seek to effect either a novation of the pulp wood fibre supply arrangements in the Back-up Agreement from the FCF Group to CNIFP (other than insofar as the Back-up Agreement relates to any of the Inter-Division Agreement, the Tarawera Agreement and the Matahina Agreement (as such agreements are defined in the Back-up Agreement)), or a replacement pulp wood fibre supply agreement between CNIFP and Norske Skog Tasman Limited, that releases the FCF Group from its obligations under the Back-up Agreement provided however that any such novation or replacement agreement must incorporate provisions whereby CNIFP is released from all obligations to supply any pulp wood fibre to any member of the FCF Group under the Tasman Contracts.

         FCF agrees that, for the duration of the Back-up Agreement, it will not require CNIFP to provide a greater volume of pulp wood fibre under the Tasman Contracts at any time than FCF is required to deliver to Norske Skog Tasman Limited at that time under the Back-up Agreement. For the avoidance of doubt, the parties acknowledge and agree that no member of the FCF Group shall have any entitlement to the supply of any pulp wood fibre under the Tasman Contracts after 31 March 2020.

16.11 Other than to the extent set out in paragraph 16 of schedule 5, none of CNIFP, TMC, the Receivers, RWS and RSM shall, as from the Operational Date, be entitled to use any FCF Group brand, logo, trade mark or other similar right. CNIFP and TMC will use their reasonable endeavours to remove all such FCF Group logos, brands, trade marks or similar markings from all sites and equipment of the Business as soon as reasonably practicable following the Operational Date and in any event within six months of that date.

                                Transition Deed                               30

16.12 Notwithstanding anything else contained in this deed, no member of the FCF Group shall be required to transfer or deliver to any party under this deed the following information:

         (a) subject to clause 16.2(c)(i), customer information including marketing plans;

         (b)      customer profiles;

         (c)      sales contacts;

         (d)      Intellectual Property relating to forestry operations;

         (e) information relating to FSC "chain of custody" at the Relevant Processing Plants; and

         (f) any information the disclosure of which would result in the relevant member of the FCF Group breaching any of its valid and binding confidentiality obligations, in respect of which the relevant member of the FCF Group shall promptly notify CNIFP of the same and use its reasonable endeavours to co-operate with CNIFP with a view to procuring from the relevant third party all necessary consents to the transfer or delivery of such information to CNIFP under the terms of this deed or otherwise making such information available in a manner which would not breach such confidentiality obligations.

16.13 FCF shall use all reasonable endeavours to provide such reasonable information, cooperation and assistance (including reasonably making available employees as witnesses and using reasonable endeavours to liaise with relevant third parties and former employees) as CNIFP may reasonably require in order to prosecute the claim brought by (inter alia) CNIFP against (inter alia) the Crown in the High Court of New Zealand, Wellington Registry (CP 39/03). CNIFP shall pay all reasonable costs and expenses (including all reasonable legal costs) incurred by FCF in performing its obligations under this clause.

17.      COMPLIANCE WITH STATUTES AND OTHER REQUIREMENTS

17.1 Each party shall comply with all relevant statutes, regulations and other enactments, permits, notices, requirements and requisitions affecting the use of the Infrastructure and the provision of fire protection services as from the Operational Date for so long as and to the extent that the relevant parts of clauses 2 to 4 inclusive apply. Without limiting the generality of the foregoing:

         (a) each party shall notify the relevant other parties of any hazards discovered by it and of any accidents in terms of the Health and Safety in Employment Act 1992;

         (b)      each party shall comply with the Forest and Rural Fires Act
                  1977;

         (c) if any party receives notice from any statutory, territorial or other authority having jurisdiction or control with respect to the Infrastructure or the provision of fire protection services or any part thereof, it shall forthwith advise the relevant other parties of such notice. Each party shall perform and observe the matters required of it and contained in such notice (subject to any rights it may have to object or otherwise lawfully resist the effect of such notice).

17.2 As from the Operational Date, for so long as and to the extent that the relevant parts of clauses 2 to 4 inclusive apply, each party uses the Infrastructure or part thereof at its own risk and to the fullest extent permitted by law and to the extent that any claims, damages and/or costs whatsoever shall not have arisen as a result of the wilful or

                                Transition Deed                               31
         negligent act or omission of the relevant other parties, releases the relevant other parties from all claims, damages or costs whatsoever in connection with its use of the Infrastructure or any part thereof.

18.      RIGHT TO ASSIGN AND BENEFIT TO RUN WITH THE LAND

18.1     The parties acknowledge and agree that:

         (a) where one party owns the land on which any part of the Roading Infrastructure is located, then such party shall ensure that the right for any other party hereto to use that Roading Infrastructure shall run with the land and shall bind all successors in title to the land (to the extent such right persists); and

         (b) as, pursuant to the Crown Forestry Licences, CNIFP is licensee only of the land on which its forests are planted, any right to use any part of its Roading Infrastructure or lookout towers on such land shall be subject to the terms of the Crown Forestry Licences and to CNIFP or its successors in title to its forests continuing as licensees under the Crown Forestry Licences, and/or subject to CNIFP being reasonably able to procure the necessary rights for the use of such part of the Roading Infrastructure or the relevant lookout towers on terms satisfactory to CNIFP (acting reasonably).

18.2 To the extent that it is not prevented by law, each party ("Encumbrancer") agrees to encumber the Encumbrancer's estate or interest in the land on which the Roading Infrastructure is located in favour of the relevant other party/parties ("Encumbrancee(s)") to secure to the Encumbrancee(s) the Encumbrancer's compliance with its obligations under this deed with respect to access to Roading Infrastructure. Such encumbrance shall be registered against the title to the Encumbrancer's estate or interest in the land, to provide notice to the world of the existence of this deed and the parties' agreement herein with respect to access to Roading Infrastructure. To the extent that the consent of any chargee, mortgagee or other third party ("THIRD PARTY") is required prior to the Encumbrancer being able to comply with its obligations under this clause, the Encumbrancer and the Encumbrancee(s) shall co-operate and use their reasonable endeavours to seek and procure the necessary consent of such Third Party to the grant and registration of all relevant encumbrances as contemplated in this clause.

18.3 Neither FCF nor CNIFP (as forest owners) shall, in the case of CNIFP, sell or otherwise dispose of any part or all of its forests or, in the case of FCF, sell or dispose of the relevant parts of its forests without first procuring from the purchaser or other disposee of such forests a deed of covenant in favour of the relevant other party/parties whereby the purchaser or disposee covenants to be bound by and to perform and observe all the terms of this deed with respect to access to Roading Infrastructure that have not expired or been performed.

19.      ACKNOWLEDGMENT

19.1     The parties acknowledge and agree that:

         (a) in respect of any benefit conferred to CNIFP under this deed, CNIFP shall be entitled to require any other relevant party to this deed to confer the relevant benefit(s) to TMC or any other manager or purchaser of all or any substantial part of the Business, (each Relevant Processing Plant being deemed to be a substantial part of the Business) as if TMC, such purchaser and/or such manager was (and hereby is deemed to be) CNIFP under the relevant provision(s) of this deed. The relevant provision(s) of this deed setting out such benefit(s) so conferred by CNIFP on TMC, such purchaser and/or such manager shall be enforceable by TMC, such purchaser and/or such manager

                                Transition Deed                               32
                  as if TMC, such purchaser and/or such manager (as the case may be) is CNIFP under the relevant provision(s) of this deed;

         (b) in respect of any benefit conferred to the FCF Group under this deed, the FCF Group shall be entitled to require any other relevant party to this deed to confer the relevant benefit(s) to any other manager or purchaser of all or any substantial part of its forest estate as if such manager or purchaser was (and hereby is deemed to be) the FCF Group under the relevant provision(s) of this deed. The relevant provision(s) of this deed setting out such benefit(s) so conferred by the FCF Group on such manager or purchaser shall be enforceable by such manager or purchaser as if such manager or purchaser was named as the relevant member of the FCF Group under the relevant provision(s) of this deed;

         (c) in respect of any obligation of CNIFP under this deed, CNIFP may perform or fulfil such obligation through TMC or any other person on behalf of CNIFP, in each case as advised by CNIFP to FCF from time to time. Such performance or fulfilment by TMC or such other person shall be deemed the performance or fulfilment of the relevant obligation by CNIFP; and

         (d) in respect of any obligation expressed to be an obligation of FCF under this deed, such obligation shall be deemed to be the obligation of any Affiliate of FCF which has the relevant right, power, entitlement and/or authority to perform or fulfil such obligation, and where the relevant Affiliate of FCF is not a party to this deed but is deemed by virtue of this subclause to have an obligation under this deed, FCF shall procure such of its Affiliate to fulfil and perform the relevant obligation under this deed.

20.      CONFIDENTIALITY

20.1     Subject to clauses 20.2 and 20.3, each party shall:

         (a) during the continuance of this deed and after its termination, treat as confidential and privileged the terms of this deed, all Confidential Information supplied to it by any of the other parties or their Affiliates whether before or after execution of this deed;

         (b) not use any Confidential Information to the detriment of the party from whom that party obtained the Confidential Information or to the detriment of any other party in any way whatsoever at any time except as may be required by law (including without limitation any order of a court of competent jurisdiction) or the rules of any recognised stock exchange or governmental or other regulatory body;

         (c) use all reasonable commercial endeavours to ensure that each of its Affiliates (and in the case of CNIFP, any and all prospective purchasers of the assets of CNIFP), who are at any time in possession of any Confidential Information, comply with that party's obligations under this clause, and otherwise does not disclose or permit the disclosure or detrimental use of such Confidential Information.

20.2     Notwithstanding anything in clause 20.1,

         (a) CNIFP and/or the Receivers will be entitled at all times to fully disclose the terms of this deed and any other related information to:

                  (i) the Bank of New Zealand (as security agent or as financier under the first ranking debenture dated 27 September 1996 granted by (amongst

                                Transition Deed                               33
                           others) FCNZ and CITIC (formerly known as Citifor Limited) in favour of Bank of New Zealand as the security trustee, as amended on 16 December 1996 ("DEBENTURE")) and each holder of the Debenture;

                  (ii) any potential manager and/or potential purchaser of all or any substantial part of the Business (each Relevant Processing Plant being deemed to be a substantial part of the Business), subject to that potential manager and/or purchaser agreeing to reasonable confidentiality undertakings; and/or

                  (iii)    their advisers, auditors or financiers; and

         (b) each of FCF, FCM, FCFL and FCL may disclose the terms of this deed and any related information to:

                  (i) any potential purchaser (directly or indirectly) of all or any substantial part of that party's forestry assets (subject to that potential purchaser agreeing to reasonable confidentiality undertakings); and

                  (ii)     its advisers, auditors or financiers.

20.3     Notwithstanding anything in clause 20.1:

         (a) subject to subclause (b), if any party and/or its Affiliates is required by law or court order or regulatory authority having jurisdiction over that party to disclose any Confidential Information of any other party, disclosure may be made only after the relevant other party has been notified and has had a reasonable opportunity to oppose such disclosure on reasonable grounds;

         (b) if any party and/or its Affiliates is required by the listing rules of any stock exchange to disclose any Confidential Information of any other party based on a legal opinion from appropriately qualified legal counsel, or if any party and/or its Affiliates is required to disclose any Confidential Information of any other party pursuant to the continuous disclosure provisions under the NZSE Listing Rules and/or the Securities Markets Act 1988, the ASX Listing Rules or the NYSE Listing Rules based on a legal opinion from appropriately qualified legal counsel, such disclosure may (subject to clause 20.4) be made immediately (if necessary) provided that the relevant other party is notified as soon as is practicable following the disclosing party becoming aware of such requirement to disclose.

         The provisions of this clause shall not affect the right of any party to institute proceedings against the disclosing party for any pre-existing breach of this deed by the disclosing party and/or its Affiliates.

20.4 The disclosing party agrees that any of the other parties and/or any of its Affiliates may suffer damage as a result of any unauthorised disclosure of the Confidential Information. The disclosing party further agrees that any of the other parties and/or any of its Affiliates shall be entitled to equitable relief, including an injunction and an order for specific performance, in the event of any breach of the provisions of this deed.

21.      DISPUTE RESOLUTION

21.1 Any dispute which may arise between the parties out of or in connection with this deed, including any alleged breach by any party of any of the terms of this deed or any dispute as to the existence or validity of this deed ("DISPUTE"), shall be resolved in the following manner:

                                Transition Deed                               34

         (a) a party may give to the other party/parties a written notice ("DISPUTE NOTICE") stating the subject matter and details of the Dispute and requesting the commencement of good faith negotiations by their respective nominated representatives (or either of the Receivers in the case of CNIFP);

         (b) the nominated representatives of the disputing parties (or either of the Receivers in the case of CNIFP) will negotiate in good faith to resolve the Dispute within 5 Business Days of receipt of the Dispute Notice by the receiving party/parties;

         (c) if the Dispute is not resolved within 5 Business Days of receipt of the Dispute Notice, the Dispute shall be referred to the chief executive officers of the disputing parties and either of the Receivers in the case of CNIFP, who will then negotiate in good faith to resolve the Dispute;

         (d) if the Dispute is not resolved within 10 Business Days of receipt of the Dispute Notice, the Dispute shall:

                  (i) if agreed to by the disputing parties, be referred to the mediation of one mediator, to be jointly appointed by the disputing parties. The referral to mediation shall commence when a party gives written notice ("MEDIATION NOTICE") to the other party/parties requesting the commencement of such mediation within 5 Business Days of receipt of the Dispute Notice. If the disputing parties cannot agree on the appointment of a mediator within 3 Business Days of the date of the Mediation Notice, the mediator shall be appointed at the request of a party by the chairperson or any other office holder for the time being of the New Zealand chapter of LEADR, or the nominee of such chairperson or other office holder; or

                  (ii) otherwise be resolved through ordinary court proceedings.

21.2 If the disputing parties exercise their option to refer the Dispute to the mediation of one mediator as contemplated in clause 21.1(d) and the Dispute is not resolved within 10 Business Days from the date of appointment of the mediator under clause 21.1(d), the Dispute shall:

         (a) if the disputing parties agree, be referred to determination by an expert appointed by the disputing parties on such terms and conditions of expert determination as the disputing parties may jointly determine, the expert's determination being binding on the disputing parties; or

         (b)      otherwise be resolved through ordinary court proceedings.

22.      NOTICES

22.1 Each notice or other communications under this deed is to be in writing, is to be made by facsimile, personal delivery or by post to the addressee at the facsimile number or address, and is to be marked for the attention of the person or office holder (if any) from time to time designated for the purpose by the addressee in writing to the other parties. The initial phone number, facsimile number, address and relevant person or office holder of each party is set out under its name at the end of this deed.

22.2 No communication is to be effective until received. A communication will, however, be deemed to be received by the addressee:

         (a) in the case of a facsimile, on the Business Day on which it is despatched or, if despatched after 5pm (in the place of receipt) on a Business Day or if

                                Transition Deed                               35
                  despatched on a non-Business Day, on the next Business Day after the date of dispatch;

         (b)      in the case of personal delivery, when delivered; and

         (c) in the case of a letter, on the third Business Day after posting by airmail.

23.      NO WAIVERS

23.1 No delay, grant of time, release, compromise, forbearance (whether partial or otherwise) or other indulgence by a party in respect of any breach of any other party's obligations under this deed is to:

         (a) operate as a waiver or prevent the subsequent enforcement of that obligation; or

         (b) be deemed a delay, grant of time, release, compromise, forbearance (whether partial or otherwise) or other indulgence in respect of, or a waiver of, any subsequent or other breach.

24.      ENTIRE AGREEMENT

24.1 This deed, the Settlement Agreement and the wood supply agreement referred to in the Settlement Agreement shall constitute the entire understanding and agreement of the parties relating to the transactions contemplated by these documents.

25.      WRITTEN VARIATIONS

25.1 No amendment to this deed will be effective unless it is in writing and signed by all the parties hereto.

26.      SEVERABILITY

26.1 Any unlawful or voidable provision in this deed shall be read down as to be valid and enforceable or, if it cannot be read down, will be severed from this deed without affecting the validity, legality or enforceability of the remaining provisions, provided the reading down or severing does not materially affect the purpose of or frustrate this deed.

27.      FURTHER ASSURANCES

27.1     Each party shall:

         (a) take all steps reasonably required to give full effect to the terms of this deed; and

         (b) use all reasonable endeavours to ensure the observance of the terms of this deed.

28.      COUNTERPARTS

28.1 This deed may be executed in two or more counterparts each of which will be deemed an original, but all of which together will constitute one and the same instrument.

29.      OWN COSTS

29.1 Unless otherwise specified in this deed, each party will bear its own costs in relation to the negotiation, preparation and execution of this deed.

                                Transition Deed                               36

30.      GOVERNING LAW AND JURISDICTION

30.1     This deed is governed by the laws of New Zealand.

30.2 The parties submit to the exclusive jurisdiction of the courts of New Zealand in relation to all disputes arising out of or in connection with this deed.

31.      MANAGEMENT AGREEMENT AND TASMAN CONTRACTS

31.1 The parties acknowledge and agree that the Receivers do not, by this deed (including, without limitation, clause 1.4), their execution of this deed, the performance by them or by any of FCNZ, CITIC or CNIFP of any obligations of any of them under this deed, by the consultation, co-operation or undertaking of any other thing contemplated by clause 1.4, or by any reference to the Management Agreement and/or the Tasman Contracts anywhere in this deed, adopt, or otherwise become personally liable under or in relation to, the Management Agreement and/or the Tasman Contracts.

31.2 Without derogating from clause 31.1 above, each and every member of the FCF Group waives, and fully releases the Receivers from, any claim such member has as at the date of this deed or subsequently may have that the Receivers have (by any action or omission whatsoever, whether occurring prior to, by means of, or subsequent to their execution of this deed) adopted, or otherwise become personally liable under or in relation to, the Management Agreement.

31.3 The Receivers agree not to enter into any agreement to sell all or any substantial part of the CNIFP forest estate, other than an agreement which provides for the rights and obligations of CNIFP under the Tasman Contracts to be assigned and/or novated to the purchaser under that agreement, unless the Receivers have first given FCF not less than seven Business Days prior written notice of their intention to enter the agreement. The Receivers and FCF agree that this clause 31.3 supersedes the arrangements between them concerning the same matter recorded in a letter dated 10 December 2001 written by Bradbury & Muir to Bell Gully (and the arrangements recorded in that letter are hereby terminated). Subject to the arrangements and agreements between the parties recorded in this deed and in the Settlement Agreement and the wood supply agreement referred to in the Settlement Agreement, the agreement in this clause 31.3 is without prejudice to the respective positions of the parties in relation to the Tasman Contracts.

32.      LIMITATION OF LIABILITY OF RECEIVERS

32.1 The liability of the Receivers by virtue of section 32(1)(a) of the Receiverships Act 1993 for the obligations of CNIFP under clause 14.2 shall:

         (a) be limited in extent to the obligation of CNIFP to make payments to FCF in respect of the indemnities set out in clauses 8.1(c), 8.2(c)(i), 8.2(d) and 14.2; and

         (b) be limited in amount, in respect of each of the indemnity amount payable by CNIFP to FCF under clauses 8.1(c), 8.2(c)(i), 8.2(d) and 14.2, to an amount not exceeding the net realisable value of the Charged Assets in the hands of the Receivers and available to them pursuant to their indemnity from Charged Assets at the relevant time ("Relevant Time"), being the time such indemnity amount becomes due and payable under clause 8.1(c), clause 8.2(c)(i), clause 8.2(d) or clause 14.2.

32.2 No party shall have recourse to either or both of the Receivers' personal assets (other than their right to be indemnified from the Charged Assets whether pursuant to section 32(9) of the Receiverships Act 1993 or otherwise), nor shall any party petition

                                Transition Deed                               37
         or otherwise seek adjudication for bankruptcy of either or both of the Receivers, in respect of any liability, claim or judgment thereon under, pursuant to, or in connection with clause 8.1(c), clause 8.2(c)(i), clause 8.2(d) or clause 14.2 of this deed or any other provision of this deed. Any recourse by any party against the Receivers in respect of clause 8.1(c), clause 8.2(c)(i), clause 8.2(d) or clause
         14.2 shall at all times be limited solely to the Charged Assets for the time being of FCNZ and CITIC in the hands of the Receivers and available to them pursuant to their indemnity from Charged Assets at the Relevant Time.

32.3 Each member of the FCF Group acknowledges and agrees that this deed has been signed on behalf of FCNZ and CITIC (as the partners of CNIFP) by its joint Receivers, and that, other than (subject to the limitations in clauses 32.1 and 32.2) in respect of the obligations of CNIFP under clause 8.1(c), clause 8.2(c)(i), clause 8.2(d) or clause 14.2, the Receivers and their agents and employees shall not be personally liable for any of the obligations of FCNZ and CITIC (as the partners of CNIFP) arising under or pursuant to this deed, nor shall the Receivers or their agents or employees be liable for any statements, actions, representations or other events leading up to the formation of this deed, nor any claims arising consequent upon formation of this deed, including any causes of action which may arise at any time after this deed.

32.4 Other than (subject to the limitation as to the extent and as to the amount in clauses 32.1 and 32.2) in respect of the obligations of CNIFP under clause 8.1(c), clause 8.2(c)(i), clause 8.2(d) or clause 14.2 of this deed, the Receivers shall have no personal liability under or in respect of this deed and if any member of the FCF Group is entitled to exercise any rights of action pursuant to this deed, each member of the FCF Group agrees that such rights must be exercised against FCNZ and CITIC (as the partners of CNIFP) alone and not the Receivers or their agents or employees.

32.5 If, notwithstanding the provisions of clauses 32.3 and 32.4, other than (subject to the limitation in clauses 32.1 and 32.2) in respect of the obligations of CNIFP under clause 8.1(c), clause 8.2(c)(i), clause 8.2(d) or clause 14.2 of this deed, a court of competent jurisdiction shall hold the Receivers or their agents or employees personally liable in respect of any matters, other than (subject to the limitation in clauses 32.1 and 32.2) in respect of the obligations of CNIFP under clause 8.1(c) or clause 14.2 of this deed, arising under or incidental to this deed, such liability shall be limited to the lesser of US$1 million or the net realisable value of the assets for the time being of FCNZ and CITIC (as the partners of CNIFP) in the hands of and available to the Receivers at the time when judgment is entered or execution thereon is issued.

33.      FCF LIABILITY

         The total liability of the FCF Group in respect of any and all defaults by any member of the FCF Group of any of its or their obligations under this deed shall be limited to $10 million in aggregate, except for liability resulting from the wilful default by any relevant member of the FCF Group in respect of an obligation under this deed.

                                Transition Deed                               38

EXECUTED AS A DEED

FORESTRY CORPORATION OF NEW
ZEALAND LIMITED (IN RECEIVERSHIP)
by:

                                               _________________________________
                                               Signature of joint receiver

                                               _________________________________
                                               Name of joint receiver

______________________________________
Signature of witness

______________________________________
Name of witness

______________________________________
Occupation of witness

______________________________________
City/town of residence

Forestry Corporation of New Zealand
c/- Michael Stiassny/Grant Graham
Ferrier Hodgson
Level 16
Tower Centre
45 Queen Street
PO Box 982
Auckland 1
Ph: (09) 307 7865
Fax: (09) 377 7794

CITIC NEW ZEALAND LIMITED (BVI) (IN
RECEIVERSHIP) by:

                                    ____________________________________________
                                    Signature of joint receiver, as its attorney

______________________________      ____________________________________________
Signature of witness                Name of joint receiver

______________________________
Name of witness

______________________________
Occupation of witness

______________________________
City/town of residence

Citic New Zealand Limited (BVI)
c/- Michael Stiassny/Grant Graham
Ferrier Hodgson
Level 16
Tower Centre
45 Queen Street
PO Box 982
Auckland 1
Ph: (09) 307 7865
Fax: (09) 377 7794

                                Transition Deed                               39

TIMBER MANAGEMENT COMPANY LIMITED
by:
                                               _________________________________
                                               Signature of director

                                               _________________________________
                                               Name of director

                                               _________________________________
                                               Signature of director

                                               _________________________________
                                               Name of director

Timber Management Company Limited
C/- Ferrier Hodgson
Level 16
Tower Centre
45 Queen Street
PO Box 982
Auckland 1
Ph: (09) 307 7865
Fax: (09) 377 7794

RED STAG WOOD PRODUCTS LIMITED
(IN RECEIVERSHIP) by:
                                               _________________________________
                                               Signature of joint receiver

                                               _________________________________
                                               Name of joint receiver

______________________________________
Signature of witness

______________________________________
Name of witness

______________________________________
Occupation of witness

______________________________________
City/town of residence

Red Stag Wood Products Limited
c/- Michael Stiassny/Grant Graham
Ferrier Hodgson
Level 16
Tower Centre
45 Queen Street
PO Box 982
Auckland 1
Ph: (09) 307 7865
Fax: (09) 377 7794

                                Transition Deed                               40

RED STAG MOULDINGS LIMITED (IN
RECEIVERSHIP) by:
                                               _________________________________
                                               Signature of joint receiver

                                               _________________________________
                                               Name of joint receiver
______________________________________
Signature of witness

______________________________________
Name of witness

______________________________________
Occupation of witness

______________________________________
City/town of residence

Red Stag Mouldings Limited
c/- Michael Stiassny/Grant Graham
Ferrier Hodgson
Level 16
Tower Centre
45 Queen Street
PO Box 982
Auckland 1
Ph: (09) 307 7865
Fax: (09) 377 7794

MICHAEL PETER STIASSNY AND GRANT
ROBERT GRAHAM by:
                                               _________________________________
                                               Signature of joint receiver

                                               _________________________________
                                               Name of joint receiver
                                               _________________________________
                                               Signature of joint receiver
                                               _________________________________
                                               Name of joint receiver
______________________________________
Signature of witness

______________________________________
Name of witness

______________________________________
Occupation of witness

______________________________________
City/town of residence

Michael Stiassny and Grant Graham
Ferrier Hodgson
Level 16
Tower Centre
45 Queen Street
PO Box 982
Auckland 1
Ph: (09) 307 7865
Fax: (09) 377 7794

                                Transition Deed                               41

FLETCHER CHALLENGE FORESTS
MANUFACTURING LIMITED by:
                                               _________________________________
                                               Signature of director

                                               _________________________________
                                               Name of director

                                               _________________________________
                                               Signature of director

                                               _________________________________
                                               Name of director

Chief Executive/General Counsel
8 Rockridge Avenue
Penrose
Auckland
Private Bag 92036
Ph: (09) 571 9800
Fax: (09) 571 9801

FLETCHER CHALLENGE FOREST INDUSTRIES LIMITED by:

                                               _________________________________
                                               Signature of director

                                               _________________________________
                                               Name of director

                                               _________________________________
                                               Signature of director

                                               _________________________________
                                               Name of director

Chief Executive/General Counsel

8 Rockridge Avenue
Penrose
Auckland
Private Bag 92036
Ph:  (09) 571 9800
Fax:  (09) 571 9801

                                Transition Deed                               42

FLETCHER CHALLENGE FORESTS FINANCE
LIMITED by:

                                               _________________________________
                                               Signature of director

                                               _________________________________
                                               Name of director

                                               _________________________________
                                               Signature of director

                                               _________________________________
                                               Name of director

Chief Executive/General Counsel
8 Rockridge Avenue
Penrose
Auckland
Private Bag 92036
Ph:  (09) 571 9800
Fax:  (09) 571 9801

FLETCHER CHALLENGE FORESTS LIMITED  by :
                                               _________________________________
                                               Signature of authorised person

______________________________________         _________________________________
Signature of witness                           Name of authorised person

______________________________________
Name of witness

______________________________________
Occupation of witness

______________________________________
City/town of residence

AND  by :
                                               _________________________________
                                               Signature of authorised person

______________________________________         _________________________________
Signature of witness                           Name of authorised person

______________________________________
Name of witness

______________________________________
Occupation of witness

______________________________________
City/town of residence

Chief Executive/General Counsel
8 Rockridge Avenue
Penrose
Auckland
Private Bag 92036
Ph: (09) 571 9800
Fax: (09) 571 9801

                                Transition Deed                               43

                                   SCHEDULE 1

                             ROADING INFRASTRUCTURE

1.       ROADS

         All roads highlighted on the roading plans attached to this schedule 1, being roads, bridges and supporting infrastructure located on land owned or occupied by FCF or CNIFP in the central North Island which at the Transitional Date are used in connection with the forestry operations of either FCF or CNIFP and which either:

         (a)      FCF or CNIFP has access to or a right to use; or

         (b)      FCF or CNIFP owns,

         but only to the extent each party is lawfully able to share such roads and access thereto.

2.       WEIGHBRIDGES

LOCATION OF WEIGHBRIDGE           OWNER OF WEIGHBRIDGE*
-------------------------------------------------------
KPP - stems                             CNIFP
-------------------------------------------------------
Murupara - Logs                         FCF
-------------------------------------------------------
Waimihia                                CNIFP
-------------------------------------------------------
Waipa                                   CNIFP
-------------------------------------------------------
Kawerau                                 FCF
-------------------------------------------------------
Kawerau - stems                         FCF
-------------------------------------------------------
KPP - logs                              CNIFP
-------------------------------------------------------
Murupara - Stems                        FCF/CNIFP
-------------------------------------------------------
Rainbow Mt                              FCF
-------------------------------------------------------
Mobile                                  FCF
-------------------------------------------------------
Tauhara                                 FCF
-------------------------------------------------------

3.       GANTRIES

LOCATION OF GANTRY           OWNER OF GANTRY*
---------------------------------------------
Webb                              CNIFP
---------------------------------------------
Murupara                          FCF
---------------------------------------------
Waipa                             CNIFP
---------------------------------------------
Kawerau                           FCF
---------------------------------------------

         * Subject to any asset verification exercise undertaken pursuant to clause 7.2.

                                Transition Deed                               44

                                   SCHEDULE 2

                      SURPLUS FCF BUSINESS ASSETS REGISTER

                                Transition Deed                               45

                                   SCHEDULE 3

                           SURPLUS FCF LEASED VEHICLES

                                Transition Deed                               46

                                   SCHEDULE 4

                         CNIFP BUSINESS ASSETS REGISTER

                                Transition Deed                               47

                                   SCHEDULE 5

                                EXPORT PROTOCOLS

1. From 1 July 2003, ExportCo will operate a two month "soft transition start up" (the "START-UP PERIOD") where CNIFP can continue to produce product for planned and scheduled FCF sales/commitments ("FCF SALES") made for July and August 2003.

2. CNIFP will, by no later than 15 May 2003, provide to FCF an indication in writing of the likely export grades and quantities of each grade that CNIFP expects will be available for FCF to sell to export markets during July 2003 and August 2003.

3. FCF will, within 5 Business Days of receiving CNIFP's written indication under clause 2 of this schedule, advise CNIFP in writing of the volumes and grades of forest products that FCF considers it will require to meet the forecasted FCF Sales, together with an indicative delivery schedule (setting out indicative delivery times by month by week and by volume) and proposed shipping dates.

4. CNIFP shall, within 5 Business Days of receiving FCF's written advice under clause 3 of this schedule, confirm to FCF in writing the volumes and grades of forest products which CNIFP is prepared to supply to FCF to meet the forecasted FCF Sales.

5. FCF shall ensure that all confirmed volume and grade of logs as advised by CNIFP to FCF under clause 4 of this schedule for FCF Sales and delivered by CNIFP to FCF under clause 6 of this schedule shall be sold and shipped by FCF as soon as reasonably practicable following delivery and in any case by no later than 30 September 2003. CNIFP acknowledges that FCF may, in making export sales under these protocols, combine the logs owned by CNIFP with other logs owned or managed by FCF or its Affiliates, provided such combination will not adversely affect the price or other terms of sale of the logs. FCF acknowledges and agrees that, when selling the forest products supplied by CNIFP to FCF as contemplated in this schedule:

         (a) FCF shall treat the sale of such CNIFP forest products as if they were FCF forest products of equivalent lengths and grades; and

         (b) if FCF wishes to regrade any forest products so supplied by CNIFP, FCF shall not do so without first consulting with CNIFP.

6. FCF will provide to CNIFP a weekly delivery schedule (that has been prepared in a manner consistent with the indicative delivery schedule and is otherwise consistent with clauses 3 and 4 of this schedule, except to the extent that FCF and CNIFP, acting reasonably, otherwise agree) 2 weeks in advance, and CNIFP will use its reasonable endeavours to deliver to that schedule. CNIFP will be responsible for using its reasonable endeavours to deliver forest products produced for FCF Sales to the Port of Tauranga and in this regard CNIFP shall deal directly with FCF. FCF will use all reasonable endeavours to assist CNIFP with its transport obligations in respect of the supply of CNIFP forest products to meet FCF Sales so long as this does not adversely affect FCF's business.

7. If CNIFP is unable to supply the confirmed volume and grade of logs as advised by CNIFP to FCF under clause 4 of this schedule for FCF Sales CNIFP will promptly notify FCF of such inability. CNIFP may, at its option and upon advice to FCF, purchase logs of equivalent grades from an alternative supplier to make up the shortfall. If CNIFP does not so notify FCF within 5 Business Days of its original notice of inability to supply under this clause, FCF may purchase logs from an alternative supplier to make up the shortfall. CNIFP will indemnify FCF for any cost, expense or

                                Transition Deed                               48
         loss actually incurred on such purchase. Likewise, if FCF incurs a loss, cost or expense through short shipment to a customer from such a delivery shortfall by CNIFP, CNIFP will indemnify FCF for any such loss, cost or expense actually incurred.

8. FCF will pay all proceeds of sale due to CNIFP in respect of its supply of forest products to meet FCF Sales directly to CNIFP immediately upon receipt, subject to FCF first being allowed to deduct from the relevant sales proceeds all direct and indirect costs associated with each relevant sale, including for this purpose any amounts payable to FCF under clause 7 above in relation to that or any other FCF Sale. In no circumstances will FCF be entitled to charge CNIFP a fee of any kind, nor a sales margin, in respect of the making of FCF Sales other than the pro rata recovery of indirect costs.

9. Subject to any advice to the contrary from CNIFP to FCF under clause 4 of this schedule, CNIFP shall in no circumstances be required, at any time after 31 August 2003, to supply or make available to FCF any CNIFP forestry products in FCF grades.

10. FCF will use all reasonable endeavours to procure that the price and delivery terms of FCF Sales are no less favourable than such equivalent price and delivery terms that FCF has itself committed to sell its own exported forest products in the relevant months.

11. In accounting for the sales, FCF shall provide CNIFP with all reasonable details of the terms of the relevant FCF Sales, including details regarding grade, market, price, payment terms and customer identity (but not other customer details).

12. CNIFP and FCF will work together in good faith to coordinate the supply, payment and documentation of the volume produced to meet FCF Sales.

13. Any surplus production and unallocated volume produced from 1 July 2003 will be cut to ExportCo grades. No FCF grades will be cut post 31 August 2003 - however, practicably it is expected that the cut off will likely to be earlier eg 20 August 2003.

14. Where practical, FCF/CNIFP/ExportCo will cooperate on operational issues. However, the general principle is that both FCF and ExportCo will manage their own operations independently.

15. FCF will allow CNIFP volume arriving by train to the Port of Tauranga to use the current FCF rail siding during the Start-up Period.

16. During the Start-up Period, CNIFP can continue to use for product committed to FCF Sales FCF log specifications and grades, stencils and identification markings relating to export forest products which FCF, as at the Transitional Date, utilises in respect of forest products sourced from the CNIFP forest estate which are exported by FCF.

                                Transition Deed                               49

                                   SCHEDULE 6

                            CROWN FORESTRY LICENCES

A.       ROTOEHU FOREST

         1.       (a) CFL: CT 52D/550, East Block

                  (b) Variation: B 371196.24

                  (c) Variation: B 371196.25

                  (d) Variation: B 371196.27

                  (e) Variation: B 558475.13

         2.       (a) CFL: CT 58A/550, WEST BLOCK

                  (b) Variation: B 371196.60

                  (c) Variation: B 371196.61

                  (d) Variation: B 371196.63

                  (e) Variation: B 558475.27

B.       WHAKAREWAREWA FOREST

         1.       (a) CFL: CT 60D/750 WHAKA BLOCK

                  (b) Variation: B 475395.12

                  (c) Variation: B 475395.13

                  (d) Variation: B 475395.15

                  (e) Variation: B 558475.29

         2.       (a) CFL: CT 67D/322 HIGHLANDS BLOCK

                  (b) Variation: 1 (EXECUTED VARIATION BUT NOT IN REGISTRABLE
                      FORM)

                  (c) Variation: 2 (EXECUTED VARIATION BUT NOT IN REGISTRABLE
                      FORM)

                  (d) Variation: 3 (EXECUTED VARIATION BUT NOT IN REGISTRABLE
                      FORM)

                  (e) Variation: 4 (EXECUTED VARIATION BUT NOT IN REGISTRABLE
                      FORM)

                                Transition Deed                               50

         3.       (a) CFL: CT 55A/50 WAIMANGU BLOCK

                  (b) Variation: B 371196.28

                  (c) Variation: B 371196.29

                  (d) Variation: B 371196.31

                  (e) Variation: B 558475.39

C.       KAINGAROA FOREST

         1.       (a) CFL: CT 60D/550 NORTH BOUNDARY

                  (b) Variation: B 475395.7

                  (c) Variation: B 475395.8

                  (d) Variation: B 475395.10

                  (e) Variation: B 558475.47

         2.       (a) CFL: CT 52D/400 TOTARA BLOCK

                  (b) Variation: B 371196.12

                  (c) Variation: B 371196.13

                  (d) Variation: B 371196.15

                  (e) Variation: B 558475.15

         3.       (a) CFL: CT 52D/450 HEADQUARTERS BLOCK

                  (b) Variation: B 371196.16

                  (c) Variation: B 371196.17

                  (d) Variation: B 371196.19

                  (e) Variation: B 558475.33

         4.       (a) CFL: CT 57A/750 REPOROA BLOCK

                  (b) Variation: B 475395.2

                  (c) Variation: B 475395.3

                  (d) Variation: B 475395.5

                  (e) Variation: B 558475.31

                                Transition Deed                               51

         5.       (a) CFL: CT 39C/764 CAVE

                  (b) Variation: B 371196.64

                  (c) Variation: B 371196.65

                  (d) Variation: B 371196.67

                  (e) Variation: B 558475.49

         6.       (a) CFL: CT 55B/450 WAIRAPUKAO

                  (b) Variation: B 371196.36

                  (c) Variation: B 371196.37

                  (d) Variation: B 371196.39

                  (e) Variation: B 558475.17

         7.       (a) CFL: CT 55B/500 FLAXY CREEK

                  (b) Variation: B 371196.40

                  (c) Variation: B 371196.41

                  (d) Variation: B 371196.43

                  (e) Variation: B 558475.35

                  (f) Deed Granting Right of Way dated 8 September 1998 relating to Flaxy Creek and Whirinaki

         8.       (a) CFL: CT 52D/500 WAIMAROKE

                  (b) Variation: B 371196.20

                  (c) Variation: B 371196.21

                  (d) Variation: B 371196.23

                  (e) Variation: B 558475.23

         9.       (a) CFL: CT 57B/1 MATEA BLOCK

                  (b) Variation: B 371196.56

                  (c) Variation: B 371196.57

                                Transition Deed                               52

                  (d) Variation: B 371196.59

                  (e) Variation: B 558475.45

         10.      (a) CFL: CT 56D/50 PUKURIRI BLOCK

                  (b) Variation: B 371196.44

                  (c) Variation: B 371196.45

                  (d) Variation: B 371196.47

                  (e) Variation: B 558475.31

                  (f) Memorandum of Consent relating to an error in the land area recorded in the licence.

D.       WHIRINAKI - KAINGAROA FOREST

         1.       (a) CFL: CT 57A/60 WHIRINAKI BLOCK

                  (b) Variation: B 371196.52

                  (c) Variation: B 371196.53

                  (d) Variation: B 371196.55

                  (e) Variation: B 558475.41

                  (f) Compensation Certificate: B457481.1

                  (g) Deed Granting Right of Way dated 8 September 1998 relating to Flaxy Creek and Whirinaki.

E.       HOROHORO FOREST

         1.       (a) CFL: CT 70B/81

                  (b) Variation: 1 (EXECUTED VARIATION BUT NOT IN REGISTRABLE
                      FORM)

                  (c) Variation: 2 (EXECUTED VARIATION BUT NOT IN REGISTRABLE
                      FORM)

                  (d) Variation: 3 (EXECUTED VARIATION BUT NOT IN REGISTRABLE
                      FORM)

                  (e) Variation: 4 (EXECUTED VARIATION BUT NOT IN REGISTRABLE
                      FORM)

F.       CRATER FOREST

         1.       (a) CFL: CT 51D/850

                  (b) Variation: B 371196.2

                                Transition Deed                               53

                  (c) Variation: B 371196.3

                  (d) Variation: B 371196.7

                  (e) Variation: B 558475.25

G.       MAROTIRI FOREST

         1.       (a) CFL: CT 51D/900

                  (b) Variation: B 371196.8

                  (c) Variation: B 371196.9

                  (d) Variation: B 371196.11

                  (e) Variation: B 558475.19

                  (f) Right Of Way Easement 55D/138

H.       WAIMIHIA FOREST

         1.       (a) CFL: CT 56D/200 NORTH BLOCK

                  (b) Variation: B 371196.48

                  (c) Variation: B 371196.49

                  (d) Variation: B 371196.51

                  (e) Variation: B 558475.43

         2.       (a) CFL: CT 55A/100 SOUTH BLOCK

                  (b) Variation: B 371196.32

                  (c) Variation: B 371196.33

                  (d) Variation: B 371196.35

                  (e) Variation: B 558475.21

                                Transition Deed                               54

                                   SCHEDULE 7

                                CNIFP INFORMATION

    BUSINESS AREA             Process         MASTER DATA                                 DESCRIPTION
---------------------------------------------------------------------------------------------------------------------------------
 1  Environmental                          Monitoring data    Stream  Assessments,   Kaingaroa   Streamside   management  policy,
                                                              Assessments and monitoring  results of indigenous   remnants,
                                                              Archaeological survey results, Recreation use, non wood products
---------------------------------------------------------------------------------------------------------------------------------
 2  Environmental                                              Flora and Fauna surveys.
---------------------------------------------------------------------------------------------------------------------------------
 3  Environmental                                             Historic   protected sites and any   authorisations to modify,
                                                              (Authority, and conditions, Other documentation referred to in the application.
---------------------------------------------------------------------------------------------------------------------------------
 4  Environmental                          Resource           All resource consents and associated documents and correspondence
                                           Consents           relating to CNIFP Forests
---------------------------------------------------------------------------------------------------------------------------------
 5  Environmental                          Stakeholders       Agreements and accords with Iwi, ODC, Fish and Game, QEII,
                                                              Transpower, Transit NZ, District Road Authorities, Recreation
                                                              users, Other stakeholders
---------------------------------------------------------------------------------------------------------------------------------
 6  Environmental                          Stakeholders       Organisation, Names, Contact Details, Consultation notes, Agreement with Stakeholders.
---------------------------------------------------------------------------------------------------------------------------------
 7  Environmental                          Encumbrances       Details of any encumbrances
---------------------------------------------------------------------------------------------------------------------------------
 8  Environmental                          Information        and Alternative species, Chemicals, Operational techniques, H&S
                                           results  of        Trialsinitiatives, Sustainability, (inter rotational soil studies,
                                           undertaken         on compaction studies), Other trials with social or environmental
                                           CNIFP estate       ramifications.
---------------------------------------------------------------------------------------------------------------------------------
 9  Finance              Billing, AR       Customer           current balances relating to CNIFP sales
---------------------------------------------------------------------------------------------------------------------------------
10  Finance              Accounts Payable  Suppliers          Contracts, address, phone, contacts, current balances
---------------------------------------------------------------------------------------------------------------------------------
11  Finance              Accounts Payable  History            Transactions for the past 2 years
---------------------------------------------------------------------------------------------------------------------------------
12  Finance              Accounts          History            Transactions for the past 2 years for sales analysis
                         Receivable
---------------------------------------------------------------------------------------------------------------------------------
13  Finance              Accounts Payable  Transport Rates    Distance from Harvest area to Weighbridge and Customers.
                                                              Weighbridge to Customer. classification on/off highway,
                                                              singles/doubles/binwood/stems, rate, , rate model,
---------------------------------------------------------------------------------------------------------------------------------
14  Finance              Accounts payable  Transport Rates    Rail rate schedule
---------------------------------------------------------------------------------------------------------------------------------
15  Finance              Accounts Payable  Harvesting rates   Harvest Rate schedule, Contract Rates Agreements valid at 1st
                                                              Jul 03
---------------------------------------------------------------------------------------------------------------------------------
16  Finance              Accounts Payable  Loading Rates      Rate
                                           for cold deck
                                           operations
---------------------------------------------------------------------------------------------------------------------------------
17  Finance              Accounts Payable  Other rates        Rate ID Rate
                                           (hourly)
---------------------------------------------------------------------------------------------------------------------------------
18  Finance              Accounts Payable  Roading            Rate schedule
---------------------------------------------------------------------------------------------------------------------------------
19  Finance              Accounts Payable  Forestry           Manday rates, Costings programmes, machinery rates by operation
                                           Operation rates    type
---------------------------------------------------------------------------------------------------------------------------------
20  Finance/Sales        & Invoice         History            SRMFS data. Can be separated by source. Deliveries.
    Distribution         transactions
---------------------------------------------------------------------------------------------------------------------------------
21  Financial            General           Financial Year     Detailed & Summary Trial Balance.
                                           and period
---------------------------------------------------------------------------------------------------------------------------------

                                Transition Deed                               55

   BUSINESS AREA          Process         MASTER DATA                                 DESCRIPTION
---------------------------------------------------------------------------------------------------------------------------------
22  Financial           Fixed Assets      Assets              Asset register, classes depreciation rates.
---------------------------------------------------------------------------------------------------------------------------------
23  Forestry            Management        Plans               Contorta control plan, stand/operational level data to support F04 management plan.
---------------------------------------------------------------------------------------------------------------------------------
24  Forestry            Management        Stands              ID, treatment, history, regime, normal stand data, includes all
                                                              GIS layers relevant to CNIFP estate.
---------------------------------------------------------------------------------------------------------------------------------
25  Forestry            Management        Constraints         Catchments
---------------------------------------------------------------------------------------------------------------------------------
26  Forestry            Management        Constraints         PSPs, locations and data service agreement
---------------------------------------------------------------------------------------------------------------------------------
27  Forestry            Management        Constraints          Utilities - power/gas/canals, location and agreements for
                                                               management
---------------------------------------------------------------------------------------------------------------------------------
28  Forestry            Inventory         Heighting/Block     Location, standID, data, rules for collection, plot locations
                                                              Check
---------------------------------------------------------------------------------------------------------------------------------
29  Forestry            Inventory         Post Operation      Location, standID, data, plot location, data collection rules,
                                          Inspection          summary results.
---------------------------------------------------------------------------------------------------------------------------------
30  Forestry            Inventory         Mid rotation        Location, standID, data, quality code dictionary, cutting
                                                              strategy, plot location
---------------------------------------------------------------------------------------------------------------------------------
31  Forestry            Inventory         PHA                 Location, standID, data, cutting strategy, quality code
                                                              dictionary, plot location
---------------------------------------------------------------------------------------------------------------------------------
32  Forestry            Inventory         Cutting strategies  ID, Description, Purpose, quality code dictionaries
---------------------------------------------------------------------------------------------------------------------------------
33  Forestry            Management        Yield tables        Formulae, values, applications, stand linkages to croptype
---------------------------------------------------------------------------------------------------------------------------------
34  Forestry                                                  Obtain all Records of Land Privileges, Access Rights, Grazing
                                                              Licences, Covenant Areas and Restricted Areas
---------------------------------------------------------------------------------------------------------------------------------
35  Forestry                                                  Crown Forest Licences and JV agreements for PokoPoko, Nursery, and
                                                              Spirit of NZ Joint Venture at Rotoehu.
---------------------------------------------------------------------------------------------------------------------------------
36  Forestry                                                  Obtain Valuation and Rating Records.
---------------------------------------------------------------------------------------------------------------------------------
37  Forestry                                                  Obtain GIS Spatial and Attribute Data
---------------------------------------------------------------------------------------------------------------------------------
38  Forestry            Fire protection   Fire Plan           Fire Plan
---------------------------------------------------------------------------------------------------------------------------------
39  Finance             Management                            Capitalised cost schedule
---------------------------------------------------------------------------------------------------------------------------------
40  Forestry            Management        Stand maps          Paper based stand maps and operational data.
---------------------------------------------------------------------------------------------------------------------------------
41  Forestry            Management        Aerial Photographs  Historic aerial photos
---------------------------------------------------------------------------------------------------------------------------------
42  Harvesting                            Ahead Position      FRD File
---------------------------------------------------------------------------------------------------------------------------------
43  Harvesting          History           Daily crew          Crew, weekly production figures prev 6 months.
                                          production from
                                          CNIFP forests
---------------------------------------------------------------------------------------------------------------------------------
44  Harvesting                            Harvesting plan     Three year cutting plan clearfell
---------------------------------------------------------------------------------------------------------------------------------
45  Harvesting                                                Five Year Thinning Plan
---------------------------------------------------------------------------------------------------------------------------------
46  Harvesting                                                F04 thinning schedule and yield estimates
---------------------------------------------------------------------------------------------------------------------------------
47  Harvesting                                                Future Harvest Planning Notes Including Resource Consents
---------------------------------------------------------------------------------------------------------------------------------
48  Harvesting                                                Historic Harvest planning Notes including resource consents
---------------------------------------------------------------------------------------------------------------------------------
49  Harvesting                                                F03 Contractor Allocation and Rate Schedule
---------------------------------------------------------------------------------------------------------------------------------
50  Harvesting                                                Aerial Photographs for Operations Purposes.
---------------------------------------------------------------------------------------------------------------------------------
51  S&OP                S&OP                                  Crew location and details on Operational date
---------------------------------------------------------------------------------------------------------------------------------
52  S&OP                S&OP              SOP round for       Production by Harvest area down to the block ID and SOP Grade
                                          Budget              level for F04
---------------------------------------------------------------------------------------------------------------------------------
53  Sales &             Inventory         Product Details     Product ID, description, rates, type, length grade, treatment,
    Distribution                                              marketing specification [knots, weep, SED, LED error ovality, density] Agespec, for sales to FCF and Export  sales via FCF and stock as at Operational date.
---------------------------------------------------------------------------------------------------------------------------------
54  Sales &             &Inventory        Stocks              Product ID, Location, Units, Quantity Age
    Distribution
---------------------------------------------------------------------------------------------------------------------------------
55  Sales &             &Dispatch         Weighbridges        ID, operator contracts
    Distribution
---------------------------------------------------------------------------------------------------------------------------------

                                Transition Deed                               56

  BUSINESS AREA             Process         MASTER DATA                                 DESCRIPTION
---------------------------------------------------------------------------------------------------------------------------------
 56 Sales &              Dispatch          Trucks & trailers  , Tare weight by truck,
    Distribution
---------------------------------------------------------------------------------------------------------------------------------
 57 Sales &              S&OP              Conversion         From  nits, to units, basis, date applicable for 12 months
    Distribution                           factors            historic.
---------------------------------------------------------------------------------------------------------------------------------
 58 Sales &              S&OP              Sonic standards    Parameters, grade
    Distribution
---------------------------------------------------------------------------------------------------------------------------------
 59 Sales &              S&OP              SOP Family         Product details vs SOP Family
    Distribution
---------------------------------------------------------------------------------------------------------------------------------
 60 KPP / Staff          HR                Personnel          Existing Employment Agreement Terms/Conditions
---------------------------------------------------------------------------------------------------------------------------------
 61 KPP / Staff          HR                Personnel          Job Descriptions
---------------------------------------------------------------------------------------------------------------------------------
 62 KPP / Staff          HR                Personnel          Employee/Position/Remuneration
---------------------------------------------------------------------------------------------------------------------------------
 63 KPP / Staff          HR                Personnel          Allowances
---------------------------------------------------------------------------------------------------------------------------------
 64 KPP / Staff          HR                Personnel          Service length
---------------------------------------------------------------------------------------------------------------------------------
 65 KPP / Staff          HR                Personnel          Leave records/status
---------------------------------------------------------------------------------------------------------------------------------
 66 KPP / Staff          HR                Personnel          Special leave
---------------------------------------------------------------------------------------------------------------------------------
 67 KPP / Staff          HR                Personnel          Employee benefits
---------------------------------------------------------------------------------------------------------------------------------
 68 KPP / Staff          HR                Personnel          Contact details
---------------------------------------------------------------------------------------------------------------------------------
 69 KPP / Staff          HR                Personnel          Next of Kin etc
---------------------------------------------------------------------------------------------------------------------------------
 70 KPP / Staff          HR                Personnel          Medical records etc
---------------------------------------------------------------------------------------------------------------------------------
 71 KPP / Staff          HR                Personnel          H&S records
---------------------------------------------------------------------------------------------------------------------------------
 72 KPP / Staff          HR                Personnel          ACC & work related accident/incidents
---------------------------------------------------------------------------------------------------------------------------------
 73 KPP / Staff          HR                Personnel          Performance info: Skill/Competency
---------------------------------------------------------------------------------------------------------------------------------
 74 KPP / Staff          HR                Personnel          Training records
---------------------------------------------------------------------------------------------------------------------------------
 75 KPP / Staff          HR                Personnel          Personnel files
---------------------------------------------------------------------------------------------------------------------------------
 76 KPP / Staff          Staff H&S/ops                        Process performance and safety information
---------------------------------------------------------------------------------------------------------------------------------
 77 KPP / Staff          Staff H&S/ops                        Manufacturing process information
---------------------------------------------------------------------------------------------------------------------------------
 78 KPP / Staff          Staff H&S/ops                        Machine set-up/run parameters
---------------------------------------------------------------------------------------------------------------------------------
 79 KPP / Staff          Staff H&S/ops                        Standard operating procedures
---------------------------------------------------------------------------------------------------------------------------------
 80 KPP / Staff          Staff H&S/ops                        Production sheets
---------------------------------------------------------------------------------------------------------------------------------
 81 KPP                  Ops                                  Yard contracts, Maintenance contracts.
---------------------------------------------------------------------------------------------------------------------------------
 82 KPP                  Ops                                  Maintenance history, and plans.
---------------------------------------------------------------------------------------------------------------------------------
 83 KPP / Staff          Staff H&S/ops                        Material Safety Data Sheets
---------------------------------------------------------------------------------------------------------------------------------
 84 Waipa/MT             HR                Personnel          Existing Employment Agreement Terms/Conditions
---------------------------------------------------------------------------------------------------------------------------------
 85 Waipa/MT             HR                Personnel          Job Descriptions
---------------------------------------------------------------------------------------------------------------------------------
 86 Waipa/MT             HR                Personnel          Employee/Position/Remuneration
---------------------------------------------------------------------------------------------------------------------------------
 87 Waipa/MT             HR                Personnel          Allowances
---------------------------------------------------------------------------------------------------------------------------------
 88 Waipa/MT             HR                Personnel          Service length
---------------------------------------------------------------------------------------------------------------------------------
 89 Waipa/MT             HR                Personnel          Leave records/status
---------------------------------------------------------------------------------------------------------------------------------
 90 Waipa/MT             HR                Personnel          Special leave
---------------------------------------------------------------------------------------------------------------------------------
 91 Waipa/MT             HR                Personnel          Employee benefits
---------------------------------------------------------------------------------------------------------------------------------
 92 Waipa/MT             HR                Personnel          Contact details
---------------------------------------------------------------------------------------------------------------------------------
 93 Waipa/MT             HR                Personnel          Next of Kin etc
---------------------------------------------------------------------------------------------------------------------------------
 94 Waipa/MT             HR                Personnel          Medical records etc
---------------------------------------------------------------------------------------------------------------------------------
 95 Waipa/MT             HR                Personnel          H&S records
---------------------------------------------------------------------------------------------------------------------------------
 96 Waipa/MT             HR                Personnel          ACC & work related accident/incidents
---------------------------------------------------------------------------------------------------------------------------------
 97 Waipa/MT             HR                Personnel          Performance info: Skill/Competency
---------------------------------------------------------------------------------------------------------------------------------
 98 Waipa/MT             HR                Personnel          Training records
---------------------------------------------------------------------------------------------------------------------------------
 99 Waipa/MT             HR                Personnel          Personnel files
---------------------------------------------------------------------------------------------------------------------------------
100 Waipa/MT             Staff H&S/ops                        safety information
---------------------------------------------------------------------------------------------------------------------------------
101 Waipa/MT             Staff H&S/ops                        Machine set-up/run parameters
---------------------------------------------------------------------------------------------------------------------------------
102 Waipa/MT             Staff H&S/ops                        Standard operating procedures
---------------------------------------------------------------------------------------------------------------------------------
103 Waipa/MT             Staff H&S/ops                        Production sheets
---------------------------------------------------------------------------------------------------------------------------------
104 Waipa/MT             Ops                                  Yard contracts, Maintenance contracts.
---------------------------------------------------------------------------------------------------------------------------------

                                Transition Deed                               57

 BUSINESS AREA             Process           MASTER DATA                             DESCRIPTION
---------------------------------------------------------------------------------------------------------------------------------
105 Waipa/MT             Ops                                  Maintenance history, and plans.
---------------------------------------------------------------------------------------------------------------------------------
106 Waipa/MT             Staff H&S/ops                        ACC history and status
---------------------------------------------------------------------------------------------------------------------------------
107 Waipa/MT             Staff H&S/ops                        Material Safety Data Sheets
---------------------------------------------------------------------------------------------------------------------------------
108 Waipa/MT             Sales             Sales order data   Current sales orders by product by customer by delivery date
---------------------------------------------------------------------------------------------------------------------------------
109 Waipa/MT             Sales             Forward orders     Forward sales orders by product by customer by delivery date
---------------------------------------------------------------------------------------------------------------------------------
110 Waipa/MT             Sales             Sales History      Historic sales by customer by product by date
---------------------------------------------------------------------------------------------------------------------------------
111 Waipa/MT             Sales             Claims             Claims history
---------------------------------------------------------------------------------------------------------------------------------
112 Waipa/MT             Sales             Claims             Current claims
---------------------------------------------------------------------------------------------------------------------------------
113 Waipa/MT             Sales             Claims             Outstanding claims
---------------------------------------------------------------------------------------------------------------------------------
114 Waipa/MT             Ops               Maintenance        Preventative maintenance system documentation
---------------------------------------------------------------------------------------------------------------------------------
115 Waipa/MT             Ops               Maintenance        Preventative maintenance master data
---------------------------------------------------------------------------------------------------------------------------------
116 Waipa/MT             Ops               Maintenance        Preventative maintenance transaction data
---------------------------------------------------------------------------------------------------------------------------------
117 Waipa/MT             Finance           Financial
                                           templates          Eg return to log calculation template
---------------------------------------------------------------------------------------------------------------------------------
118 Waipa/MT             Ops               Production         Production reports in electronic form
                                           reporting
---------------------------------------------------------------------------------------------------------------------------------
119 Waipa/MT             Ops               Production         Spreadsheets
                                           templates
---------------------------------------------------------------------------------------------------------------------------------
120 Waipa/MT             Finance           Procurement        Central procurement master data - Relating to CNIFP Plants
---------------------------------------------------------------------------------------------------------------------------------
121 Waipa/MT             Finance           Procurement        Central procurement transaction data - Relating to CNIFP Plants
---------------------------------------------------------------------------------------------------------------------------------
122 Waipa/MT             Ops               RAYOX              Plant details and history requirements
---------------------------------------------------------------------------------------------------------------------------------
123 Waipa/MT             Finance           Working capital    Working capital procedures
---------------------------------------------------------------------------------------------------------------------------------
124 Waipa/MT             Ops               Legal Agreements   All legal agreements necessary for the continuous operation of the plant
---------------------------------------------------------------------------------------------------------------------------------
125 Waipa/MT             Ops               Claims             Claims to third parties
---------------------------------------------------------------------------------------------------------------------------------
126 Waipa/MT             Finance           Fixed assets       Tax and book versions
---------------------------------------------------------------------------------------------------------------------------------
127 Waipa/MT             Finance           Debtors            Debtors claims process and details
---------------------------------------------------------------------------------------------------------------------------------
128 Waipa/MT             Staff H&S/ops     Payroll            Master file and transactions Chris data - relating CNIFP Plants
---------------------------------------------------------------------------------------------------------------------------------
129 Waipa/MT             Staff H&S/ops     Policies           HR policies and procedures
---------------------------------------------------------------------------------------------------------------------------------

                                Transition Deed                               58

                                   SCHEDULE 8

                             EXCLUSION FROM CNIFP IT

    MAKE                    MODEL          SERIAL NUMBER     BIOS/DATE    BIOS/MANUFACTURER           DESKTOP/
                                                                                                      NOTEBOOK
Dell Computer          OptiPlex GX260         HB8Q61S        09/24/2002      Dell Computer             Desktop
Corporation                                                                  Corporation

Dell Computer          OptiPlex GX260         HB8Q61S        09/24/2002      Dell Computer             Desktop
Corporation                                                                  Corporation

Dell Computer          OptiPlex GX260         HB8Q61S        09/24/2002      Dell Computer             Desktop
Corporation                                                                  Corporation

Dell Computer          OptiPlex GX260         HB8Q61S        09/24/2002      Dell Computer             Desktop
Corporation                                                                  Corporation

Dell Computer          OptiPlex GX260         HB8Q61S        09/24/2002      Dell Computer             Desktop
Corporation                                                                  Corporation

Dell Computer          OptiPlex GX260         BC9W61S        09/24/2002      Dell Computer             Desktop
Corporation                                                                  Corporation

Dell Computer          OptiPlex GX260         HB8Q61S        09/24/2002      Dell Computer             Desktop
Corporation                                                                  Corporation

Dell Computer          Latitude C510          GRZ761S        08/17/2002      Dell Computer             Notebook
Corporation                                                                  Corporation

Dell Computer          Latitude C610          JL9R61S        11/05/2002      Dell Computer             Notebook
Corporation                                                                  Corporation

Dell Computer          Latitude C510          GRZ761S        08/17/2002      Dell Computer             Notebook
Corporation                                                                  Corporation

Dell Computer          Latitude C610          16RZ61S        11/05/2002      Dell Computer             Notebook
Corporation                                                                  Corporation

Dell Computer          Latitude C610          16RZ61S        11/05/2002      Dell Computer             Notebook
Corporation                                                                  Corporation

Dell Computer          Latitude C600          G1KX21S        4/12/2001       Dell Computer             Notebook
Corporation                                                                  Corporation

Waipa Mill, Meridian phone system, 15 keyphones, 100 extension capability
KPP, NEC phone system, 24 extension capacity, 2 keyphones
Mt Processing, 5 keyphones, 24
extension capacity
15 Teklogix Handheld terminals, 6
teklogix base station

together with any software loaded on the devices identified above

                                Transition Deed                               59